EXHIBIT 10.45

ACCLAIM ENTERTAINMENT, INC.

TO

U.S. BANK TRUST NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

Dated February 17, 2004

$25,000,000

9% Senior Subordinated Convertible Notes due 2007

Supplemental to Indenture Dated February 17, 2004

ACCLAIM ENTERTAINMENT, INC.

to

U.S. BANK TRUST NATIONAL ASSOCIATION,

AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

9% Senior Subordinated Convertible Notes due 2007

-i-

-ii-

SCHEDULE I	Certain Permitted Indebtedness

SCHEDULE II	Certain Pledged Securities

SCHEDULE III	Subordination Of Indebtedness

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ACCLAIM ENTERTAINMENT, INC.

TO

U.S. BANK TRUST NATIONAL ASSOCIATION, AS TRUSTEE

FIRST SUPPLEMENTAL INDENTURE

9% Senior Subordinated Convertible Notes due 2007

FIRST SUPPLEMENTAL INDENTURE, dated February 17, 2004, between ACCLAIM ENTERTAINMENT, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company”), having its principal executive office at One Acclaim Plaza, Glen Cove, New York, 11542, and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association duly organized and existing under the laws of the United States of America, as Trustee under the Original Indenture mentioned below (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company and the Trustee have heretofore entered into an Indenture, dated February 17, 2004 (hereinafter called the “Original Indenture”), to provide, among other things, for the issuance from time to time of Securities, unlimited as to principal amount, all as provided in the Original Indenture.

The Securities authorized hereby are the first series of Securities to be authorized under the Original Indenture.

Section 901 of the Original Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time or from time to time, may enter into one or more indentures supplemental to the Original Indenture, in form satisfactory to the Trustee, for the purpose of, among other things, establishing the form or terms of Securities of any series as permitted by Sections 201 and 301 of the Original Indenture, to add to, change or eliminate any provisions of the Original Indenture in respect of any one or more series of Securities, to secure the Securities of one or more series or to make provision with respect to the conversion rights of Holders of Securities of one or more series.

The Company desires to issue from time to time its 9% Senior Subordinated Convertible Notes due 2007, and to add to the provisions of the Original Indenture certain provisions with respect to such Notes.

The entry into this Supplemental Indenture by the parties hereto is in all respects authorized by the provisions of the Original Indenture.

All things necessary to make this Supplemental Indenture a valid agreement of the Company in accordance with its terms have been done.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Notes by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Notes, without preference, priority or distinction of any of the Notes over any of the others by reason of priority in time of issuance or otherwise, except as otherwise provided in the Original Indenture or this Supplemental Indenture, as follows:

ARTICLE ONE

DEFINITIONS

Section 1.01. Definitions. (a) For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:

(1) The terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(2) terms used herein in capitalized form and defined in the Original Indenture and not otherwise defined herein shall have the respective meanings specified in the Original Indenture;

(3) the words “herein”, “hereof” and “hereunder” and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular Article, Section or other subdivision of this Supplemental Indenture;

(4) the terms defined in the introductory paragraph hereof and in the first paragraph of the Recitals of the Company herein shall have the respective meanings specified therein;

(5) The following terms shall have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

“Accounts” means all rights to payment for goods sold or leased or for services rendered, whether or not such rights have been earned by performance.

“Aggregation Persons” shall have the meaning provided in Section 8.07(a).

“AMEX” means the American Stock Exchange, Inc.

“Applicable Rate” means 9 percent per annum; provided, however, that if an Event of Default shall have occurred, then the Applicable Rate shall be increased to the Default Rate during the period from the date of such Event of Default until the date no Event of Default is continuing (or in either such case such lesser rate as shall be the highest rate permitted by applicable law).

“Business Day” means any day other than a Saturday, Sunday or a day on which commercial banks in The City of New York are authorized or required by law or executive order to remain closed.

“Chattel Paper” shall have the meaning assigned to such term under the Code.

“Code” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Collateral” shall have the meaning assigned to such term in the security agreement or supplemental indenture hereto to be executed and delivered as contemplated by Section 5(h) of the Note Purchase Agreement, the form and contents of which are set forth on Annex VII attached thereto subject to the consent and final approval of GMAC.

“Common Stock” includes the Company’s Common Stock, $.02 par value, and the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock), as authorized on the date hereof, and any other securities into which or for which the Common Stock or the related Preferred Share Purchase Rights (and any similar rights issued with respect to the Common Stock) may be converted or exchanged pursuant to a plan of recapitalization, reorganization, merger, sale of assets or otherwise and any stock (other than Common Stock) and other securities of the Company or any other Person which the Holders at any time shall be entitled to receive, or shall have received, on the conversion of the Notes, in lieu of or in addition to Common Stock.

“Common Stock Equivalent” means any warrant, option, subscription or purchase right with respect to shares of Common Stock, any security convertible into, exchangeable for, or otherwise entitling the holder thereof to acquire, shares of Common Stock or any warrant, option, subscription or purchase right with respect to any such convertible, exchangeable or other security.

“Company” shall have the meaning provided in the first paragraph of this Supplemental Indenture.

“Company Certificate” means a certificate of the Company signed by an Officer.

“Company Notice” means a Company Notice in the form set forth in Section 7.04.

“Contracts” shall have the meaning assigned to such term under the Code.

“Conversion Date” means the date on which a Conversion Notice is given in accordance with Section 8.02(a).

“Conversion Notice” means a duly executed Notice of Conversion of 9% Senior Subordinated Convertible Note due 2007 substantially in the form set forth in Section 2.04.

“Conversion Price” means $0.65, subject to adjustment as provided in Section 8.03.

“Current Market Price” shall mean the arithmetic average of the daily Market Prices per share of Common Stock for the ten consecutive Trading Days immediately prior to the date in question; provided, however, that (1) if the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.03(a), (b), (c), (d), or (e) occurs during such ten consecutive Trading Days, the Market Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by multiplying such Market Price by the same fraction by which the Conversion Price is so required to be adjusted as a result of such other event, (2) if the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.03(a), (b), (c), (d), or (e) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event, and (3) if the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (1) or (2) of this proviso, the Market Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the Fair Market Value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 8.03(d), whose determination shall be conclusive and described in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date. For purposes of any computation under Section 8.03(d), the Current Market Price of the Common Stock on any date shall be deemed to be the arithmetic average of the daily Market Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the Tender Offer requiring such computation) that requires an adjustment to the Conversion Price pursuant to Section 8.03(a), (b), (c), (d), or (e), occurs on or after the Expiration Time for the Tender Offer requiring such computation and prior to the day in question, the Market Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by multiplying such Market Price by the reciprocal of the fraction by which the Conversion Price is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, (1) when used with respect to any issuance or distribution, means the first date on which the Common Stock trades, regular way, on the relevant exchange or in the relevant market from which the Market Price was obtained without the right to receive such issuance or distribution, (2) when used with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the time at which such subdivision or combination becomes effective, and (3) when used with respect to any Tender Offer means the first date on which the Common Stock trades, regular way, on such exchange or in such market after the Expiration Time of such Tender Offer. Notwithstanding the foregoing, whenever successive adjustments to the Conversion Price are called for pursuant to Section 8.03, such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of Section 8.03 and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

“Default” means any event that is, or with the passage of time or the giving of notice or both would become, an Event of Default.

“Default Rate” means 14 percent per annum (or such lesser rate equal to the highest rate permitted by applicable law).

“Depositary” means The Depository Trust Company.

“Documents” shall have the meaning assigned to such term under the Code.

“Equipment” shall have the meaning provided in Annex VI to the Note Purchase Agreement.

“Event of Default” shall have the meaning provided in Section 4.01.

“Excluded Shares” shall have the meaning provided in Section 8.07.

“Expiration Time” shall have the meaning provided in Section 8.03(f).

“Extended Redemption Date” means with respect to any Note or portion thereof that is an Inconvertible Note, the date that is 20 Trading Days after the latest date on which such Note or portion thereof no longer is an Inconvertible Note.

“Fundamental Change” means

(a) Any consolidation or merger of the Company with or into another entity where the stockholders of the Company immediately prior to such transaction do not collectively own at least 51% of the outstanding voting securities of the surviving entity of such consolidation or merger immediately following such transaction; or the sale of all or substantially all of the assets of the Company and the Subsidiaries in a single transaction or a series of related transactions; or

(b) The occurrence of any transaction or event in connection with which all or substantially all the Common Stock shall be exchanged for, converted into, acquired for or constitute the right to receive consideration (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise) which is not all or substantially all common stock which is (or will, upon consummation of or immediately following such transaction or event, will be) listed on the NYSE or the AMEX or approved for quotation on Nasdaq or any similar United States system of automated dissemination of transaction reporting of securities prices; or

(c) The acquisition by a Person or entity or group of Persons or entities acting in concert as a partnership, limited partnership, syndicate or group, as a result of a tender or exchange offer, open market purchases, privately negotiated purchases or otherwise, of beneficial ownership of securities of the Company representing 50% or more of the combined voting power of the outstanding voting securities of the Company ordinarily (and apart from rights accruing in special circumstances) having the right to vote in the election of directors.

“General Intangibles” shall have the meaning assigned to such term under the Code.

“Generally Accepted Accounting Principles” for any Person means the generally accepted accounting principles and practices applied by such Person from time to time in the preparation of its audited financial statements.

“GMAC” means GMAC Commercial Finance LLC, as successor in interest by merger to GMAC Commercial Credit LLC, formally known as BNY Factoring LLC, as successor by merger to BNY Financial Corporation.

“GMAC Credit Agreement” means the Revolving Credit and Security Agreement, dated as of January 1, 1993, between the Company, Acclaim Distribution Inc., LJN Toys, Ltd., Acclaim Entertainment Canada, Ltd. and Arena Entertainment Inc., as borrowers, and GMAC, as lender, as amended and restated on February 28, 1995, and as amended thereafter.

“GMAC Intercreditor Agreement” means such intercreditor agreement or agreements as GMAC shall present to the Trustee and the Trustee shall execute and deliver on terms satisfactory to GMAC relating to their respective rights and remedies with respect to the Collateral and the Mortgaged Property, unless such intercreditor agreement contains terms relating to the Trustee that are unsatisfactory as they relate to the Trustee.

“Government Obligations” means direct obligations of, or obligations the timely payment of the principal of and the interest on which are unconditionally guaranteed by, the United States of America and which are not, by their terms, callable.

“Guaranty” means any obligation, contingent or otherwise, of any Person, directly or indirectly guaranteeing any Indebtedness of any other Person and any obligation, direct or indirect, contingent or otherwise, of such Person:

(1) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness of such other Person (whether arising by virtue of partnership arrangements, or by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or maintain financial statement conditions or otherwise); or

(2) entered into for purposes of assuring in any other manner the obligee of such Indebtedness of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part);

provided, however, that the term “Guaranty” will not include endorsements for collection or deposit in the ordinary course of business. The term “guarantee” used as a verb has a corresponding meaning.

“Holder Notice” means a Holder Notice in the form set forth in Section 7.05.

“Improvements” shall have the meaning provided in Annex VI to the Note Purchase Agreement.

“Inconvertible Notes” shall have the meaning provided in Section 9.05(b).

“Indebtedness,” when used with respect to any Person, and without duplication means:

(1) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of the Company in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, debentures, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(2) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(3) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with generally accepted accounting principles, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents (including a purchase agreement) in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(4) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(5) all direct or indirect Guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (1) through (4) of this definition;

(6) any indebtedness or other obligations described in clauses (1) through (5) of this definition secured by any Lien existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(7) any and all deferrals, renewals, extensions and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (1) through (6) of this definition;

provided, however, that “Indebtedness” shall not include trade debt incurred in the ordinary course of business to trade creditors that is payable on customary trade terms.

“Interest Payment Dates” shall mean each April 1 and October 1, commencing October 1, 2004, and the Stated Maturity. Accrued and unpaid interest shall also be paid to the Conversion Date as provided in Section 8.01.

“Instrument” shall have the meaning assigned to such term under the Code.

“Interest Rate Protection Agreement” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such person against fluctuations in interest rates, as in effect from time to time.

“Inventory” shall have the meaning assigned to such term under the Code, and in any event, including all inventory, merchandise, goods and other personal property that are held by or on behalf of a Person for sale or lease or to be furnished under a contract of service or which give rise to any Account, including returned goods.

“Issuance Date” means the date any Note was first issued to an original Holder of such Notes.

“Issuing Agent” means the Company, its successor or such other person who shall be serving as transfer agent and registrar for the Common Stock and who shall have been authorized by the Company to act as conversion agent for the Notes in accordance with the Issuing Agent Instruction and the name, address and telephone number of whom shall have been given to the Trustee and the Holders by notice from the Company.

“Issuing Agent Instruction” means the Issuing Agent Instruction, dated February 17, 2004, from the Company to the Issuing Agent for the benefit of the Holders and the holders from time to time of the Warrants.

“Land” shall have the meaning provided in Annex VI to the Note Purchase Agreement.

“Majority Holders” means at any time Holders who hold Notes that are Outstanding which, based on the Outstanding principal amount thereof, represent a majority of the aggregate Outstanding principal amount of all the Notes.

“Market Price” with respect to any security on any day shall mean the closing bid price of such security on such day on the Nasdaq or the NYSE or the AMEX, as applicable, or, if such security is not listed or admitted to trading on the Nasdaq, the NYSE or the AMEX, on the principal national securities exchange or quotation system on which such security is quoted or listed or admitted to trading, in any such case as reported by Bloomberg, L.P. or, if not quoted or listed or admitted to trading on any national securities exchange or quotation system, the average of the closing bid and asked prices of such security on the over-the-counter market on the day in question, as reported by the National Quotation Bureau Incorporated, or a similar generally accepted reporting service, or if not so available, in such manner as furnished by any New York Stock Exchange member firm selected from time to time by the Board of Directors for that purpose, or a price determined in good faith by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution.

“Mortgage” means the second mortgage on the Mortgaged Property as contemplated in Section 5(h), Article 10 and Annex VI to the Note Purchase Agreement.

“Mortgaged Property” shall have the meaning contemplated in Section 5(h), Article 10 and Annex VI to the Note Purchase Agreement.

“Nasdaq” means the Nasdaq National Market or the Nasdaq SmallCap Market.

“New York UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York.

“Newly Issued Shares” shall have the meaning provided in Section 8.03(g).

“1934 Act” means the Securities Exchange Act of 1934, as amended.

“1933 Act” means the Securities Act of 1933, as amended.

“Note Purchase Agreement” means the Note Purchase Agreement, dated February 17, 2004, by and between the Company and the original Holder of the Notes.

“Notes” means the Company’s 9% Senior Subordinated Convertible Notes due 2007 issued pursuant to the Original Indenture and this Supplemental Indenture.

“NYSE” means the New York Stock Exchange, Inc.

“Obligations” means:

(1) the full and prompt payment when due of all obligations and liabilities to the Holders, whether now existing or hereafter arising, under the Notes, this Supplemental Indenture or the other Transaction Documents and the due performance and compliance with the terms of the Notes and the other Transaction Documents;

(2) any and all sums advanced in accordance with the terms of the Notes, this Supplemental Indenture or applicable law by the Trustee or any Holder in order to preserve the Collateral or to preserve the Trustee’s security interest in the Collateral;

(3) in the event of any proceeding for the collection or enforcement of any obligations or liabilities of the Company referred to in the immediately preceding clauses (1) and (2) in accordance with the terms of the Notes and this Supplemental Indenture, the reasonable expenses of re-taking, holding, preparing for sale, selling or otherwise disposing of or realizing on the Collateral, or of any other exercise by the Trustee of its rights hereunder, together with reasonable attorneys’ fees and court costs; and

(4) any amounts for which any Holder is entitled to indemnification under Section 5.11.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President or the Chief Financial Officer of the Company.

“Optional Redemption Date” means each Business Day on which Notes are to be redeemed in whole or in part pursuant to Article Nine.

“Optional Redemption Notice” means an Optional Redemption Notice in the form specified in Section 9.02(b).

“Optional Redemption Period” means the period which commences on August 18, 2004 and ends on the Maturity Date.

“Optional Redemption Price” means an amount in cash equal to the sum of (1) 100% of the outstanding principal amount of the Note or portion thereof specified in an Optional Redemption Notice as being redeemed by the Company plus (2) accrued and unpaid interest on such principal amount to the applicable Optional Redemption Date plus (3) accrued and unpaid Default Interest, if any, on the amount referred to in the immediately preceding clause (2) at the Default Rate to the Optional Redemption Date, subject to reduction pursuant to Section 9.05(a).

“Optional Redemption Threshold Price” means for any Trading Day in each period specified below the product obtained by multiplying (x) the Conversion Price in effect on such date times (y) the applicable Threshold Redemption Percentage for such Trading Day:

Period	Threshold Redemption Percentage
August 19, 2004 to February 18, 2005	250%
February 19, 2005 to August 19, 2005	200%
August 20, 2005 to February 18, 2006	175%
February 19, 2006 and thereafter	150%

“Permitted Encumbrances” shall have the meaning provided in Annex VI to the Note Purchase Agreement.

“Permitted Indebtedness” means

(1) the total aggregate maximum amount of all borrowing availability (including the availability for the Company and/or any of its Subsidiaries to open letters of credit) of the Company, its Subsidiaries and Affiliates under the GMAC Credit Agreement, and an additional amount of Indebtedness of the Company, its Subsidiaries and Affiliates to GMAC not to exceed $5,000,000.00;

(2) Indebtedness represented by the Notes;

(3) Indebtedness between or among the Company and any of its Subsidiaries;

(4) Indebtedness incurred by the Company or any of its Subsidiaries for the purpose of purchasing or otherwise acquiring goods, assets, materials or services in the ordinary course of business so long as the amount of such indebtedness does not exceed the purchase or acquisition price thereof or Indebtedness representing amounts recorded as accounts payable, trade payables, royalties, advances or Guaranties of minimum royalties in respect of agreements entered into by the Company and any of its Subsidiaries for the acquisition, development or distribution of intellectual properties, games or other products in the ordinary course of business and which is recorded on the books and records of the Company and its Subsidiaries as deferred expenses;

(5) Indebtedness representing deposits held by the Company or any Subsidiary (which are unsecured);

(6) Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business in respect of workers’ compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims or self-insurance, and obligations in respect of performance and surety bonds and completion guarantees incurred in the ordinary course of business; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(7) Guaranties by the Company or any of its Subsidiaries of Indebtedness of the Company or any of its Subsidiaries which Indebtedness is Permitted Indebtedness that is of the type or character specified in clauses (1), (2), (4), (6) or (9) of this definition;

(8) the Company’s 16% Convertible Subordinated Notes due 2010 in the aggregate principal amount of $11,800,000.00; and

(9) Permitted Refinancing Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund, in whole or in part, the Permitted Indebtedness identified in clauses (1), (2), (4) or (8) of this definition.

“Permitted Liens” means any of the following Liens, so long as (except in the case of clause (2) of this definition) such Lien does not relate to any of the Collateral:

(1) Liens securing Permitted Indebtedness specified in clause (1) of the definition thereof;

(2) Liens upon any property of any Subsidiary or Subsidiaries of the Company as security for indebtedness owing to the Company;

(3) Liens securing the Notes ratably and not securing any other Indebtedness or obligation of the Company or any Subsidiary;

(4) Liens for taxes or assessments or governmental charges or levies on the property of the Company if such taxes or assessments or charges or levies shall not at the time be due and payable or if the amount, applicability, or validity of any such tax, assessment, charge or levy shall currently be contested in good faith by appropriate proceedings or necessary preliminary steps are being taken to contest, compromise or settle the amount thereof or to determine the applicability or validity thereof and if the Company shall have set aside on its books reserves (segregated to the extent required by sound accounting practice) deemed by it adequate with respect thereto; deposits or pledges to secure payment of worker’s compensation, unemployment insurance, old age pensions or other social security; deposits or pledges to secure performance of bids, tenders, contracts (other than contracts for the payment of money borrowed or credit extended), leases, public or statutory obligations, surety or appeal bonds, or other deposits or pledges for purposes of like general nature in the ordinary course of business; mechanics’, carriers’, workers’, repairmen’s or other like Liens arising in the ordinary course of business securing obligations which are not overdue for a period of 60 days, or which are in good faith being contested or litigated, or deposits to obtain the release of such Liens; Liens created by or resulting from any litigation or legal proceedings or proceedings being contested in good faith by appropriate proceedings, provided any execution levied thereon shall be stayed; leases made, or existing on property acquired, in the ordinary course of business; landlords’ Liens under leases to which the Company is a party; and zoning restrictions, easements, licenses or restrictions on the use of real property or minor irregularities in title thereto; provided that all such Liens described in this subsection (3) do not, in the aggregate, materially impair the use of such property in the operations of the business of the Company or the value of such property for the purpose of such business;

(5) Liens upon specific items of inventory or other goods of any Person and on proceeds thereof securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment, or storage of such inventory or other goods;

(6) Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof; and

(7) Liens securing Permitted Indebtedness described in clause (4) of the definition of “Permitted Indebtedness” which relate only to the goods, assets, materials or services purchased or acquired with such Permitted Indebtedness and do not extend to any other assets or property of the Company or any of its Subsidiaries;

“Permitted Refinancing Indebtedness” means any Indebtedness of the Company or any of its Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the Company or any of its Subsidiaries (other than intercompany Indebtedness); provided that all of the following requirements are met:

(1) the principal amount (or accreted value, if applicable, determined in accordance with Generally Accepted Accounting Principles) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable, determined in accordance with Generally Accepted Accounting Principles) of the Indebtedness extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded and the amount of all expenses and premiums incurred in connection therewith);

(2) such Permitted Refinancing Indebtedness has a final maturity date no earlier than the final maturity date of, and has a Weighted Average Life to Maturity not less than the Weighted Average Life to Maturity of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(3) if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(4) such Indebtedness is incurred by such of the Company or its Subsidiary that is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

(5) the Indebtedness that is being extended, refinanced, renewed, replaced, defeased or refunded will not remain outstanding after the incurrence of such Permitted Refinancing Indebtedness; provided, however, that in the case of any extension, refinancing, renewal, replacement, defeasance or refunding of Indebtedness referred to in the definition of Permitted Indebtedness, if prior notice to the holder or holders of the Indebtedness to be extended, refinanced, renewed, replaced, defeased or refunded is required in order to repay such Indebtedness, then such Indebtedness may remain outstanding for up to 60 days after the incurrence of such Permitted Refinancing Indebtedness so long as on or before the date of incurrence of such Permitted Refinancing Indebtedness the Company or the applicable Subsidiary shall have (a) given such notice to the holder or holders of such Indebtedness and (b) irrevocably deposited in trust with a trustee (other than the Company or any of its Subsidiaries), for the exclusive benefit of the holder or holders of the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded, an amount at least equal to the aggregate amount that the Company or such Subsidiary will be obligated to pay in respect of such Indebtedness from such date to the date of payment in full of such Indebtedness; and

“Pledged Securities” means:

(1) the outstanding shares of capital stock of the Company’ Subsidiaries described on Schedule II hereto as “Pledged Securities”; and

(2) any and all other shares of capital stock or other securities of any Subsidiary and any and all rights to acquire capital stock or other securities of any Subsidiary hereafter acquired by the Company and required to be delivered to the Trustee in accordance with Section 5.16.

“Preferred Share Purchase Rights” means the Preferred Share Purchase Rights issued or issuable pursuant to the Rights Agreement (or any similar right hereafter issued by the Company with respect to the Common Stock).

“Proceeds” shall have the meaning assigned to such term under the Code.

“Record Date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the Common Stock (or other applicable security) is exchanged for or converted into any combination of cash, securities or other property, the date fixed for determination of stockholders entitled to receive such cash, securities or other property (whether such date is fixed by the Board of Directors or by statute, contract or otherwise).

“Registration Event” shall have the meaning provided in the Note Purchase Agreement.

“Registration Statement” shall have the meaning provided in the Note Purchase Agreement.

“Repurchase Date” means with respect to any Repurchase Event the date that is five Business Days a Holder exercises the repurchase right pursuant to Article Seven with respect to such Repurchase Event.

“Repurchase Event” means the occurrence of any one or more of the following events:

(a) Any Fundamental Change; or

(b) The inability of any Holder for 135 days (whether or not consecutive) after the date the Registration Statement is declared effective, as provided in the Note Purchase Agreement, in any period of 365 consecutive days to sell such Holder’s Notes or the shares of Common Stock issued or issuable to such Holder upon conversion of Notes or exercise of Warrants pursuant to the Registration Statement by reason of the failure of the Registration Statement to meet the requirements of the 1933 Act, the 1934 Act or any of the rules or regulations under either thereof.

“Repurchase Percentage” means 100%.

“Repurchase Price” means with respect to any repurchase of a Note pursuant to Sections 7.01 and 7.02 an amount in cash equal to the sum of (1) the outstanding principal amount of such Note to be repurchased in accordance with Article Seven, plus (B) accrued and unpaid interest on such principal amount to the date the Repurchase Price is required to be paid, plus (C) accrued and unpaid Default Interest, if any, thereon at the Default Rate from the date the Repurchase Price is required to be paid to the date of payment of the Repurchase Price or deposit thereof in accordance with Section 11.12.

“Restricted Ownership Percentage” shall have the meaning provided in Section 8.07(b).

“Rights Agreement” means the Rights Agreement, dated as of June 5, 2000 between the Company and American Securities Transfer & Trust, Inc.

“SEC” means the Securities and Exchange Commission.

“SEC Effective Date” shall have the meaning provided in Section 8.03(f).

“Securities” shall have the meaning provided in Section 8.03(d).

“Security Interest” means the security interest granted in, and collateral assignment of, the Collateral pursuant to this Supplemental Indenture.

“Senior Indebtedness” shall mean the principal of and unpaid accrued interest on, and all other obligations now outstanding or hereafter arising from time to time under:

(a) the GMAC Credit Agreement; and

(b) any Indebtedness issued in exchange for the Senior Indebtedness identified in the immediately preceding clause (a), or any indebtedness arising from the satisfaction of the Senior Indebtedness identified in the immediately preceding clause (a) by a guarantor, any additional loans or advances hereafter made in respect of the Senior Indebtedness identified in the immediately preceding clause (a) and any amendment, modification, or change in the Senior Indebtedness identified in the immediately preceding clause (a) and the documents evidencing the same.

“Share Payments” shall have the meaning provided in Section 5.09.

“Specified Market Value” when used with respect to the Common Stock as of a specified date means with respect to each share of Common Stock the average of the closing prices of the Common Stock sold on all securities exchanges (including the Nasdaq and the Nasdaq SmallCap Market) on which the Common Stock may at the time be listed, or, if there have been no sales on any such exchange on such day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on such day the Common Stock is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 p.m., New York City time, or, if on such day the Common Stock is not quoted in the NASDAQ System, the average of the highest bid and lowest asked price on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of five Trading Days consisting of the day as of which the Specified Market Value of Common Stock is being determined (or if such day is not a Trading Day, the Trading Day next preceding such day) and the four consecutive Trading Days prior to such day. If on the date for which Specified Market Value is to be determined the Common Stock is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the Specified Market Value of Common Stock shall be the highest price per share which the Company could then obtain from a willing buyer (not an employee or director of the Company at the time of determination) for shares of Common Stock sold by the Company, from authorized but unissued shares, as determined in good faith by the Board of Directors.

“Stated Maturity” means for the Notes February 17, 2007.

“Subordination Terms” means the terms set forth in Schedule III to this Supplemental Indenture.

“Tender Offer” means a tender offer or exchange offer.

“Trading Day” means a day on which any of the national securities exchange or Nasdaq which then constitutes the principal securities market for the Common Stock is open for general trading of securities.

“Transaction Documents” means the Original Indenture, this Supplemental Indenture, the Notes, the Note Purchase Agreement, the Warrants and the other agreements, instruments and documents contemplated hereby and thereby.

“Trigger Event” shall have the meaning provided in Section 8.03(d).

“Warrants” means the Common Stock Purchase Warrants of the Company issued or issuable to the original Holders of the Notes pursuant to the Note Purchase Agreement.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years (rounded to the nearest one-twelfth) obtained by dividing:

(1) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2) the outstanding principal amount of such Indebtedness at such date.

ARTICLE TWO

FORM OF NOTES

Section 2.01. Form of Notes. The Notes shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by the Original Indenture and this Supplemental Indenture, and may have such other letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or Depositary therefor or as may, consistently herewith, be determined by the officers executing the Notes, as evidenced by their execution thereof.

Section 2.02. Form of Face of Notes.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”). THE ISSUANCE TO THE HOLDER OF THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS NOTE ARE NOT COVERED BY A REGISTRATION STATEMENT UNDER THE 1933 ACT. PURSUANT TO THE NOTE PURCHASE AGREEMENT, THIS NOTE HAS BEEN ACQUIRED, AND SUCH SHARES MUST BE ACQUIRED, FOR INVESTMENT ONLY AND MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED IN THE ABSENCE OF REGISTRATION OF THE RESALE THEREOF UNDER THE 1933 ACT OR AN

OPINION OF COUNSEL REASONABLY SATISFACTORY IN FORM, SCOPE AND SUBSTANCE TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.

ACCLAIM ENTERTAINMENT, INC.

9% Senior Subordinated Convertible Note due 2007

No.                                                  $

Acclaim Entertainment, Inc., a corporation duly organized and existing under the laws of Delaware (herein called the “Company,” which term includes any successor Person under the Original Indenture hereinafter referred to), for value received, hereby promises to pay to                                  , or registered assigns, the principal sum of                      Dollars (or such lesser principal amount of this Note as is outstanding on the date of payment) on February 17, 2007, and to pay interest thereon from the Issuance Date or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on each Interest Payment Date in each year, commencing October 1, 2004, and at the Maturity of this Note, at the Applicable Rate, until the principal hereof is paid or made available for payment, provided that any principal or amount of interest which is overdue shall bear interest at a rate per annum equal to the Default Rate (to the extent that the payment of such interest shall be legally enforceable), from the dates such amounts are due until they are paid or made available for payment, and such interest (“Default Interest”) shall be payable on demand. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Supplemental Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the fifth Business Day preceding such Interest Payment Date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Default Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities of this series not less than ten days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities of this series may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Original Indenture and the Supplemental Indenture.

Payment of the principal of and any such interest on this Security and any other amounts payable in respect of this Security will be made at the office or agency of the Company maintained for that purpose in the city in which the Corporate Trust Office is located, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts or, at the option of the Company and subject to the provisions of this Note; provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register; provided further, however, that cash payments shall be made by wire transfer of immediately available funds to such account within the United States of America as the Holder may from time to time designate by notice to the Company in accordance with the Original Indenture and the Supplemental Indenture. Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Original Indenture or the Supplemental Indenture or be valid or obligatory for any purpose.

Additional provisions of this Security are set forth on the other side of this Security.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:	ACCLAIM ENTERTAINMENT, INC.

By:

Title:

Attest:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee, certifies that this is one of the Securities of the series designated herein referred to in the within-mentioned Indenture.

By:

Authorized Officer

Date of Authentication:

Section 2.03. Form of Reverse of Notes. This Security is one of a duly authorized issue of securities of the Company (herein called the “Securities”), issued and to be issued in one or more series under an Original Indenture, dated as of February 17, 2004 (herein called the “Original Indenture,” which term shall have the meaning assigned to it in such instrument), between the Company and U.S. Bank Trust National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Original Indenture), and the Supplemental Indenture, dated as of February 17, 2004, between the Company and the Trustee (herein called the “Supplemental Indenture,” which term shall have the meaning assigned to it in such instrument), and reference is hereby made to the Original Indenture, the Supplemental Indenture and all indentures supplemental thereto for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered. This Security is one of the series designated on the face hereof, limited in aggregate principal amount to $25,000,000 (except as otherwise provided in the Original Indenture and the Supplemental Indenture).

The Original Indenture and the Supplemental Indenture contain provisions for defeasance at any time of certain restrictive covenants, Events of Default or other circumstances with respect to this Security upon compliance with certain conditions set forth in the Original Indenture and the Supplemental Indenture. Certain of the Company’s obligations with respect to this Security are defeasible in accordance with Sections 1302 and 1303 of the Original Indenture and related provisions of the Supplemental Indenture.

Subject to the provisions of the Supplemental Indenture, the Holder of this Security is entitled, at its option, at any time prior to the close of business on February 17, 2007 (except that, if the Holder shall have exercised repurchase rights under Article Seven of the Supplemental Indenture, such conversion right shall terminate with respect to the portion of this Security to be repurchased on the last Trading Day prior to the later of (x) the date of such repurchase and (y) the date the Company pays or deposits in accordance with the Supplemental Indenture the applicable Repurchase Price, unless in any such case the Company shall default in payment due upon repurchase hereof) to convert the principal amount of this Security, or any portion of such principal amount which is at least $1,000 (or such lesser principal amount hereof as shall be outstanding at such time), into fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing the principal amount of this Security or portion hereof being converted by the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in the Supplemental Indenture; provided, however, that, if at any time this Security is converted in whole or in part, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the Holder made by notice from the Holder to the Company, this Security (or portion hereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which this Security or such portion hereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of this Security, be deemed to be a payment of principal in the principal amount of the Security converted, plus a premium equal to the total amount payable less the principal portion of this Security converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. In connection with conversion of a Note or portion thereof, the Holder shall be entitled to payment in respect of accrued and unpaid interest and accrued and unpaid Default Interest, if any, on such Note or portion thereof converted to the Conversion Date, provided, however, that in accordance with Section 307 of the Original Indenture where Notes are surrendered during a period between the close of business on a Regular Record Date and the opening of business on the next succeeding Interest Payment Date, funds equal to the interest to be paid on the next succeeding Interest Payment Date with respect to such Notes shall be paid by the Holder to the Company upon conversion. The Holder is not entitled to any rights of a holder of Common Stock until the Holder has converted this Security to Common Stock, and only to the extent this Security is deemed to have been converted to Common Stock under the Supplemental Indenture. The Conversion Rate is subject to adjustment as provided in the Supplemental Indenture.

If an Event of Default with respect to Securities of this series shall occur and be continuing, the principal of the Securities of this series may be declared due and payable in the manner and with the effect provided in the Original Indenture and the Supplemental Indenture.

The Original Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities of each series to be affected under the Original Indenture at any time by the Company and the Trustee with the consent of the Holders of more than 50% in principal amount of the Securities at the time Outstanding of each series to be affected. The Original Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities of each series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Original Indenture and the Supplemental Indenture and certain past defaults under the Original Indenture and the Supplemental Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

As provided in and subject to the provisions of the Original Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Original Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Securities of this series, the Holders of not less than 25% in principal amount of the Securities of this series at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of Securities of this series at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or any premium or interest hereon on or after the respective due dates expressed herein.

No reference herein to the Original Indenture or the Supplemental Indenture and no provision of this Security or of the Original Indenture or the Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Original Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in any place where the principal of and any premium and interest on this Security are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

The Securities of this series are issuable only in registered form without coupons. As provided in the Original Indenture and the Supplemental Indenture and subject to certain limitations therein set forth, Securities of this series are exchangeable for a like aggregate principal amount of Securities of this series and of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made to a Holder for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

All terms used in this Security which are defined in the Supplemental Indenture shall have the meanings assigned to them in the Supplemental Indenture.

Section 2.04. Form of Conversion Notice. The Conversion Notice shall be in substantially the following form or, in the case of any particular conversion of a Note, in such other form as agreed by the Company and the converting Holder:

NOTICE OF CONVERSION OF

9% SENIOR SUBORDINATED CONVERTIBLE NOTE DUE 2007

OF ACCLAIM ENTERTAINMENT, INC.

To:	Acclaim Entertainment, Inc.
One Acclaim Plaza
Glen Cove, New York 11542

Attention: Chief Financial Officer

Facsimile No.: (516) 656-2045

[Name and Address of Issuing Agent]

Attention:

Special Issuances

Facsimile No.:

1. Pursuant to the terms of the 9% Senior Subordinated Convertible Note due 2007 (the “Note”), the undersigned hereby elects to convert $                         of the Note into shares of Common Stock of Acclaim Entertainment, Inc., a Delaware corporation, at a Conversion Price per share equal to $                    . Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note.

2. The number of shares of Common Stock issuable upon the conversion of the Note to which this Notice relates is                     .

3. Please issue a certificate or certificates for                      shares of Common Stock in the name(s) specified immediately below or, if additional space is necessary, on an attachment hereto:

Name

Address

SS or Tax ID Number

Delivery Instructions for Common Stock:

Date:

Name

Signature of Registered Holder (Must be signed exactly as name appears in the Note.)

ARTICLE THREE

THE NOTES

Section 3.01. Establishment of Series; Amount. There is hereby established a series of Securities entitled “9% Senior Subordinated Convertible Notes due 2007,” which shall be limited in aggregate principal amount to $25,000,000 (except as otherwise provided in the Original Indenture or this Supplemental Indenture). The Notes shall bear interest at the rate provided in the form of Notes and interest on the Notes shall be payable semi-annually on the Interest Payment Dates specified in the form of Notes to the Persons who are Holders of the Notes at the close of business on the fifth Business Day preceding each Interest Payment Date. The Notes shall not be Original Issue Discount Securities.

Section 3.02. Defeasance. Certain of the Company’s obligations with respect to the Notes shall be defeasible in accordance with Sections 1302 and 1303 of the Original Indenture. For purposes of any Defeasance of the Notes pursuant to Section 1302 of the Original Indenture, in addition to any obligations of the Company which shall survive as provided in Section 1302 of the Original Indenture until otherwise terminated or discharged, the Company’s obligations under Article Eight of this Supplemental Indenture shall survive until otherwise terminated or discharged as provided in this Supplemental Indenture. Any cash or property deposited by the Company with the Trustee pursuant to Section 1302 or 1303 of the Original Indenture in respect of the Notes shall constitute Collateral for purposes of this Supplemental Indenture.

ARTICLE FOUR

REMEDIES

Section 4.01. Events of Default. “Event of Default,” whenever used in the Original Indenture or this Supplemental Indenture with respect to the Notes, means any of the following events:

(a) Failure to Pay Interest or Principal.

The Company fails (i) to pay any installment of interest on any Note when due and such failure continues for a period of five Business Days after the due date thereof or (ii) to pay principal on any Note upon Maturity; or

(b) Conversion and the Shares.

The Company fails to issue or cause to be issued shares of Common Stock to any Holder upon exercise by such Holder of such Holder’s conversion rights in accordance with this Supplemental Indenture and the Notes within ten Trading Days after the due date therefor in accordance with the terms of any Note or this Supplemental Indenture, as the case may be; or

(c) Breach of Certain Covenants or Warranties.

Default in the performance, or breach, of any covenant or warranty of the Company in Sections 5.01, 5.03, 5.04, 5.13, or 5.14 of this Supplemental Indenture; or

(d) Breach of Other Covenants or Warranties.

Default in the performance, or breach, of any covenant or warranty of the Company in this Supplemental Indenture (other than a covenant or warranty a default in the performance or breach of which is elsewhere in this Section specifically dealt with, and continuance of such default or breach for a period of 15 Business Days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(e) Breach of Representation or Warranty.

If any representation or warranty of the Company made herein or in any agreement or certificate given in writing pursuant hereto or in connection herewith shall be false or misleading in any material respect when made and there has been given, by facsimile transmission or registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities of this series a written notice specifying such default or breach and stating that such notice is a “Notice of Default” hereunder; or

(f) Judgments.

Any court of competent jurisdiction shall enter one or more final judgments against the Company or any Subsidiary or any of their respective properties or other assets in an aggregate amount in excess of $2,000,000, which is not vacated, bonded, stayed, discharged, satisfied or waived for a period of 45 consecutive days; or

(g) Default Under Other Agreements and Instruments.

Any Indebtedness of the Company or any Subsidiary which has an outstanding principal amount in excess of $5,000,000 individually, or $10,000,000 in the aggregate, shall, in accordance with its terms, be declared to be due and payable, or required to be prepaid other than by a regularly scheduled or required payment prior to the stated maturity thereof; or

(h) Original Indenture Events of Default.

Any Event of Default specified in Section 501(1) or 501(2) of the Original Indenture; or

(i) Security Interest; Pledged Securities; Mortgage.

All actions necessary (1) to create and perfect the Security Interest in the Collateral as a second priority perfected Security Interest, subject only to the Security Interest in favor of GMAC and (2) to grant to the Trustee for the benefit of the Holders of the Second Mortgage shall not have occurred on or before March 15, 2004; at any time after the perfection of the Security Interest in the Collateral the Trustee shall cease to have a second priority perfected Security Interest for the benefit of the Holders in any of the Collateral, second only to the Security Interest in favor of GMAC, other than Collateral that has been released from the Lien of this Supplemental Indenture in accordance with the terms of the Original Indenture and this Supplemental Indenture; at any time after the Mortgage is duly recorded, the Trustee shall cease to have pursuant to the Mortgage a valid and duly recorded mortgage on the Mortgaged Property that is junior to GMAC only; or any of the Pledged Securities shall not be duly and validly authorized, fully paid and non-assessable shares of capital stock of the issuer thereof.

ARTICLE FIVE

COVENANTS

So long as the Company shall have any obligation for any amount outstanding under any Note, unless otherwise consented to in advance by the Majority Holders:

Section 5.01. Limitations on Certain Indebtedness. The Company will not itself, and will not permit any Subsidiary to, create, assume, incur or in any manner become liable in respect of, including, without limitation, by reason of any business combination transaction (all of which are referred to herein as “incurring”), any Indebtedness other than Permitted Indebtedness.

Section 5.02. Investment Company Act. The Company will not be or become an open-end investment trust, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act of 1940, as amended.

Section 5.03. Limitations on Asset Sales, Liquidations, Etc.; Certain Matters. The Company shall not, and shall not permit any of its Subsidiaries to,

(a) sell, convey or otherwise dispose of (including, without limitation, by way of lease or license) any assets which are material to the business or operations of the Company and its Subsidiaries, taken as a whole; or

(b) sell, convey, pledge, transfer or otherwise dispose of any of the Pledged Securities; or

(c) liquidate, dissolve or otherwise wind up its affairs.

Section 5.04. Limitations on Liens. The Company will not itself, and will not permit any of its Subsidiaries to, create, assume or suffer to exist any Lien upon all or any part of its property of any character, whether owned at the date hereof or thereafter acquired, except Permitted Liens.

Section 5.05. Certain Obligations. The Company shall not enter into any agreement, arrangement or understanding, other than agreements with GMAC, with respect to (1) the Pledged Securities and (2) which would materially impair the rights and remedies of the Trustee with respect to the Collateral or the Mortgaged Property.

(b) The Company shall perform and comply in all material respects with the GMAC loan and security documents.

Section 5.06. Notice of Defaults. The Company shall notify the Trustee and the Holders promptly, but in any event not later than five Business Days after the Company becomes aware of the fact, of any failure by the Company to comply with this Article Five. If the Company fails to give a notice required by this Section 5.08 but nonetheless cures the failure to comply with this Article Five that gave rise to the Company’s obligation to give such notice within the cure period, if any, applicable to such failure to comply with this Article Five, from and after the time of such cure such failure to give such notice shall cease to be a default under this Section 5.08.

Section 5.07. Further Documentation; Pledge of Instruments and Chattel Paper. At any time and from time to time, upon the written request of the Trustee or Holders of at least 25% in principal amount of Notes that are at the time Outstanding, and at the sole expense of the Company, the Company will promptly and duly execute and deliver such further instruments and documents and take such further action as the Trustee or such Holders may reasonably request for the purpose of obtaining or preserving the full benefits of this Supplemental Indenture and of the rights and powers herein granted, including, without limitation, (i) the filing of any financing or continuation statements under the Code or similar laws in effect in any such jurisdiction with respect to the Liens created hereby and (ii) providing to the Trustee such documents or instruments as shall be necessary or desirable for the exercise by the Trustee on behalf of the Company of any and all rights relating to the Collateral or the Mortgaged Property. The Company also hereby authorizes the Trustee to file any such financing or continuation statement without the signature of the Company to the extent permitted by applicable law. The Company agrees that a carbon, photographic or other reproduction of this Supplemental Indenture may be filed as a financing statement or a mortgage or attached to a financing statement or a mortgage in any jurisdiction where permitted by applicable law for purposes of any filing to perfect or record the Lien in favor of the Trustee for the benefit of the Holders. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Trustee, duly endorsed in a manner satisfactory to the Trustee, to be held as Collateral pursuant to this Supplemental Indenture.

Section 5.08. Indemnification. The Company agrees to indemnify and hold harmless the Trustee and each Holder from and against any and all claims, demands, losses, judgments and liabilities (including liabilities for penalties) of whatsoever kind or nature, and to reimburse the Trustee and each Holder for all costs and expenses, including reasonable attorneys’ fees and expenses, arising out of or resulting from this Supplemental Indenture, including, without limitation, any breach hereof or Event of Default hereunder, or the exercise by the Trustee or any Holder, as the case may be, of any right or remedy granted to it hereunder or under the other Transaction Documents under applicable law; provided, however, that the Company shall not be required to indemnify the Trustee or any Holder to the extent any claim, demand, loss, judgment, liability, cost or expense is determined by final judgment (not subject to further appeal) of a court of competent jurisdiction to have arisen primarily from the gross negligence or willful misconduct of the Trustee or such Holder, as the case may be. In no event shall the Trustee or any Holder be liable, in the absence of a determination of gross negligence or willful misconduct on its part by final judgment (not subject to further appeal) of a court of competent jurisdiction, for any matter or thing in connection with this Supplemental Indenture other than to account for moneys actually received by it in accordance with the terms hereof. If and to the extent that the obligations of the Company under this Section 5.11 are unenforceable for any reason, the Company hereby agrees to make the maximum contribution to the payment and satisfaction of such obligations which is permissible under applicable law. In any suit, proceeding or action brought by the Trustee or any Holder under any Account or Contract that constitutes part of the Collateral for any sum owing thereunder, or to enforce any provisions of any such Account or Contract, the Company will save, indemnify and keep the Trustee and each Holder harmless from and against all expense, loss or damage suffered by reason of any defense, setoff, counterclaim, recoupment or reduction or liability whatsoever of the account debtor or obligor thereunder, arising out of a breach by the Company of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such account debtor or obligor or its successors from the Company.

Section 5.09. Maintenance of Records. The Company will keep and maintain at its own cost and expense satisfactory and complete records of the Collateral, including, without limitation, a record of all payments received and all credits granted with respect to the Accounts that constitute part of the Collateral. For the further security of the Trustee for the ratable benefit of the Holders, the Company hereby grants to the Trustee, for the ratable benefit of the Holders, a security interest in all of the Company’s books and records pertaining to the Collateral, and the Company shall turn over any such books and records for inspection at the office of the Company to the Trustee or any Holder or to their respective representatives during normal business hours at the request of the Trustee upon reasonable prior notice from the Trustee or such Holder to the Company.

Section 5.10. Limitation on Liens on Collateral. The Company (x) will not create, incur or permit to exist, will defend the Collateral and the Mortgaged Property against, and will take such other action as is necessary to remove, any Lien or claim on or to the Collateral or the Mortgaged Property, other than the Liens created hereby and Permitted Liens, and (y) will defend the right, title and interest of the Trustee in and to any of the Collateral and the Mortgaged Property against the claims and demands of all persons whomsoever other than Permitted Liens.

Section 5.11. Limitations on Dispositions of Collateral. (a) Without the consent of the holders of a majority in principal amount of the Securities, the Company will not sell, transfer, lease, assign or otherwise dispose of any of the Collateral or the Mortgaged Property to any Person, including, without limitation, any Subsidiary, or attempt, offer or contract to do so, unless, by Board Resolution, it is determined that such Collateral or Mortgaged Property is no longer used or useful in the conduct of the business of the Company and its disposal is not materially disadvantageous to the Holders.

Section 5.12. Performance of Contracts and Agreements Giving Rise to Accounts. The Company will (i) exercise promptly and diligently each and every material right and perform each material obligation which it may have under each Contract that constitutes part of the Collateral and each agreement giving rise to an Account that constitutes part of the Collateral (other than any right of termination) except where the Company determines in its reasonable business judgment that the failure to exercise such right or perform such obligation is in the best interest of the Company.

Section 5.13. Further Identification of Collateral. The Company will furnish to the Trustee or any Holder from time to time, but no more than once within each six month period absent an Event of Default, upon the request of the Trustee or such Holder, statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Trustee or such Holder may reasonably request, all in reasonable detail.

Section 5.14. Notices. The Company will advise the Trustee promptly, in reasonable detail, at its address in accordance with Section 11.11 (i) of any Lien (other than Liens permitted hereunder) on any of the Collateral or Mortgaged Property of which the Company has actual notice, and (ii) of any Event of Default or any event which, with notice or the lapse of time, or both, would become an Event of Default.

Section 5.15. Changes in Locations, Name, Etc. The Company will not (i) change the location of its chief executive office/chief place of business from One Acclaim Plaza, Glen Cove, New York, 11542 or remove its books and records from such location or (ii) change its name, identity or corporate structure to such an extent that any financing statement filed in connection with this Supplemental Indenture would become misleading, unless in the case of the preceding clauses (i) and (ii) it shall have given the Trustee at least 10 days prior written notice thereof and, prior to such action or event, shall have taken appropriate action to preserve and protect the Trustee’s security interest under this Supplemental Indenture.

Section 5.16. Additional Collateral in Respect of Pledged Securities. (1) In case any stock dividend shall be declared on any of the Pledged Securities, or any shares of stock or fractions thereof shall be issued pursuant to any stock split involving any of the Pledged Securities, or any distribution of capital shall be made on any of the Pledged Securities or from the issuer of any Pledged Securities, or any property shall be distributed upon or with respect to the Pledged Securities or from the issuer of any Pledged Securities pursuant to any recapitalization or reclassification of the capital of the issuer of any Pledged Securities, or pursuant to a reorganization thereof, the shares or other property so distributed shall be delivered to the Trustee as additional collateral security for the Obligations. The Company will forthwith deliver to the Trustee certificates therefor, accompanied by three undated stock powers duly executed in blank by the Company for each such certificate, with appropriate signature guarantees, in the case of capital stock or such other instruments of transfer as are acceptable to the Trustee, and will promptly thereafter deliver to the Trustee an Officers’ Certificate describing such stock and certifying that the same has been duly pledged to the Trustee and deposited with the Trustee hereunder. The delivery of such stock powers and such Officers’ Certificate shall not be deemed for any purpose to be acts required for creation of the Security Interest in such securities in favor of the Trustee for the benefit of the Holders.

(2) If an Event of Default occurs, then during any period in which an Event of Default is continuing, all cash dividends payable in respect of the Pledged Securities shall be paid to the Trustee and retained by it as part of the Collateral. The Trustee shall also be entitled to retain as part of the Collateral the following, all of which shall be received directly by the Trustee:

(A) all other or additional stock or securities or property (other than cash) paid or distributed by way of dividend or otherwise, as the case may be, in respect of the Pledged Securities;

(B) all other or additional stock or other securities or property (including cash) paid or distributed in respect of the Pledged Securities by way of stock-split, spin-off, split-up, reclassification, combination of shares or similar rearrangement; and

(C) all other or additional stock or other securities or property (including cash) which may be paid in respect of the Collateral by reason of any consolidation, merger, exchange of stock, conveyance of assets, liquidation, dissolution, or similar corporate reorganization.

(3) All dividends, distributions or other payments which are received by the Company contrary to the provisions of this Section 5.16 shall be received in trust for the benefit of the Trustee, shall be segregated from other property or funds of the Company and shall be forthwith paid over to the Trustee by delivery to the Trustee as Collateral in the same form as so received (with any necessary endorsement). If, upon the dissolution or liquidation (in whole or in part) of any issuer of Pledged Securities, any sum shall be paid upon or with respect to any of the Pledged Securities, such sum shall be paid over to the Trustee to be held by the Trustee as additional collateral security for the Obligations.

Section 5.17. Limitations on Dividends and Other Share Payments.

The Company covenants and agrees that it will not declare or pay any dividends (other than dividends payable solely in shares of the Company on any shares of any class of its capital stock or make any payment on account of the purchase, redemption or other retirement or acquisition of any shares of such stock or make or declare any distribution in respect thereof, either directly or indirectly (such dividend payments, purchases, redemptions, retirements, acquisitions or distributions being herein called “Share Payments”).

The Company shall not enter into any agreement or become bound by any obligation to make any Share Payment that would be prohibited by this Section 5.17.

The Company will not permit any of its Subsidiaries to purchase any shares of any class of the Company other than a purchase of newly issued shares from the Company for cash at a price per share equal to the Current Market Price on the date of purchase.

Section 5.18. Limitation on Certain Issuances of Securities. The Company shall not, and shall not permit any Subsidiary to (a) issue any Common Stock Equivalent that directly or indirectly is convertible into, exchangeable for, or otherwise entitles the holder to acquire, shares of Common Stock at a price that varies based on changes in the market price of the Common Stock, (b) directly or indirectly issue any Common Stock or Common Stock Equivalent under any agreement or arrangement that provides for re-pricing or adjusting the price at which Common Stock is issued in connection therewith or which adjusts the number of shares of Common Stock issued in connection therewith (other than customary anti-dilution provisions contained in the governing instrument) or (c) enter into any agreement for the issuance of shares of Common Stock under an arrangement for the Company to draw down from a commitment by any Person to issue shares of Common Stock or which allows the Company or such Subsidiary to exercise any put right with respect to shares of Common Stock or any similar transaction.

Section 5.19. Delisting of the Common Stock. If the Common Stock shall cease to be listed on any of the Nasdaq, the NYSE and AMEX, then from the effective date of such delisting until the Common Stock shall be relisted on any of the Nasdaq, the NYSE and AMEX, the Applicable Rate shall be 13 percent per annum.

ARTICLE SIX

PLEDGE, SECURITY INTEREST AND MORTGAGE; COLLATERAL

AND MORTGAGED PROPERTY

Subject to the execution of the GMAC Intercreditor Agreement, and to the rights of GMAC under the GMAC Credit Agreement, the Company and the Trustee shall enter into a Supplemental Indenture or other amendment to the Indenture to incorporate herein the provisions of Annex VI and Annex VII to the Note Purchase Agreement.

ARTICLE SEVEN

REPURCHASE UPON A REPURCHASE EVENT

Section 7.01. Repurchase Right. If a Repurchase Event occurs at any time when any Note is outstanding, in addition to any other right of the Holders, each Holder shall have the right, at such Holder’s option, to require the Company to repurchase at the Repurchase Price such Holder’s Notes, or any portion thereof specified by such Holder, by depositing an amount in cash with the Trustee equal to the applicable Repurchase Price payable to such Holder on or before the applicable Repurchase Date for such Repurchase Event.

Section 7.02. Notices; Method of Exercising Repurchase Rights, Etc. (a) On or before the fifth Business Day after the occurrence of a Repurchase Event, the Company shall give to the Trustee and each Holder a Company Notice of the occurrence of the Repurchase Event and of the repurchase right set forth herein arising as a result thereof. Such Company Notice shall set forth:

(i) the date by which the repurchase right must be exercised, and

(ii) a description of the procedure (set forth in this Section 7.02) which a Holder must follow to exercise the repurchase right.

No failure of the Company to give a Company Notice or defect therein shall limit any Holder’s right to exercise the repurchase right or affect the validity of the proceedings for the repurchase of any Note or portion thereof pursuant to this Article Seven.

(b) To exercise the repurchase right, a Holder shall deliver to the Company, with a copy to the Trustee, on or before the 20th day after a Company Notice (or if no such Company Notice has been given, within 40 days after such Holder first learns of the Repurchase Event) a Holder Notice setting forth the name of such Holder and the principal amount of Notes to be repurchased from such Holder. A Holder Notice may be revoked by the Holder giving such notice at any time prior to the applicable Repurchase Date or, if later, the time the Company deposits the applicable Repurchase Price with the Trustee for payment to such Holder.

(c) If a Holder shall have given a Holder Notice with respect to a Repurchase Event, then on or before the applicable Repurchase Date for such Repurchase Event the Company shall deposit with the Trustee in immediately available funds an amount equal to the aggregate Repurchase Price payable to the Holders, which amount shall be held in trust by the Trustee and applied by the Trustee as provided in this Section 7.02. On the applicable Repurchase Date, (or such later date as a particular Holder surrenders the Note or Notes to be repurchased to the Trustee duly endorsed for transfer to the Trustee of the portion of the outstanding principal amount thereof to be repurchased), the Trustee shall pay the applicable Repurchase Prices to the respective Holders who have so exercised repurchase rights (x) for amounts of $1,000,000.00 or greater, by wire transfer of immediately available funds to such accounts as specified by such Holder in writing to the Trustee at least one Business Day prior to the applicable payment date and (y) in all other cases, by check mailed to such Holder on the applicable payment date at its registered address; provided, however, that if the aggregate amount deposited by the Company with the Trustee to pay the Repurchase Prices in connection with a particular Repurchase Event shall be less than the aggregate amount of the Repurchase Prices payable to all such Holders, then the amount paid to each such Holder shall be an amount equal to the product obtained by multiplying (x) the total amount so deposited by the Company with the Trustee in respect of the exercise of repurchase rights by the Holders by reason of such

Repurchase Event times (y) a fraction of which the numerator is the amount of the Repurchase Price so payable to such Holder and the denominator is the aggregate amount of Repurchase Prices so payable to all such Holders who have exercised repurchase rights.

Section 7.03. Other. (a) If the Company fails to deposit with the Trustee on or before the applicable Repurchase Date the Repurchase Price of any Note (or portion thereof) as to which the repurchase right has been properly exercised pursuant to this Article Seven, then the Repurchase Price for such Note (or the portion thereof) which is required to have been so repurchased shall bear interest to the extent not prohibited by applicable law from the applicable date the Company was required to make such deposit with the Trustee until so deposited at the Default Rate.

(b) A Holder Notice given by a Holder shall be deemed for all purposes to be in proper form unless the Company notifies such Holder within one Business Day after such Holder Notice has been given (which notice from the Company shall specify all defects in such Holder Notice) and any Holder Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes in writing to correct all such defects. No such claim of error shall limit or delay performance of the Company’s obligation to repurchase such portion of the Notes which is not in dispute

Section 7.04. Form of Company Notice. A Company Notice shall be in the following form:

ACCLAIM ENTERTAINMENT, INC.

COMPANY NOTICE

(9% Senior Subordinated Convertible Note due 2007

TO:

(Name of Holder)

(1) A Repurchase Event described in clause _____ of the definition of that term for the 9% Senior Subordinated Convertible Notes due 2007 (the “Notes”) of Acclaim Entertainment, Inc., a Delaware corporation (the “Company”), occurred on ________. As a result of such Repurchase Event, the Holders are entitled to exercise repurchase rights pursuant to Article Seven of the Supplemental Indenture, dated February 17, 2004, relating to the Notes (the “Supplemental Indenture”).

(2) Each Holder’s repurchase right must be exercised on or before ________.

(3) At or before the date set forth in the preceding paragraph (2), a Holder must deliver to the Company a Holder Notice, in the form set forth in Section 7.05 of the Supplemental Indenture.

(4) In order to receive payment of the Repurchase Price, such Holder must also surrender to the Trustee the Note or Notes to be repurchased, duly endorsed for transfer to the Trustee of the portion of the principal amount to be repurchased.

(5) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.

ACCLAIM ENTERTAINMENT, INC.

Date	By:

Title:

cc:	U.S. BANK TRUST NATIONAL ASSOCIATION,

    as Trustee

100 Wall Street

16th Floor

New York, New York 10005

Attention: Ms. Beverly Freeney, Vice President

Section 7.05. Form of Holder Notice. A Holder Notice shall be in substantially the following form or such other form as the Company may agree with a particular Holder giving such Holder Notice:

ACCLAIM ENTERTAINMENT, INC.

HOLDER NOTICE

9% Senior Subordinated Convertible Note due 2007

TO:	ACCLAIM ENTERTAINMENT, INC.

(1) Pursuant to the terms of the 9% Senior Subordinated Convertible Note due 2007 (the “Note”), the undersigned Holder hereby elects to exercise its right to require repurchase by the Company pursuant to Article Seven of the Supplemental Indenture of $______ principal amount of the Note, accrued and unpaid interest on such principal amount and, if applicable, Default Interest thereon, at the Repurchase Price provided in the Supplemental Indenture.

(2) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Original Indenture and the Supplemental Indenture.

Date:	NAME OF HOLDER:

By

Signature of Registered Holder (Must be signed exactly as name appears in the Note.)

cc:	U.S. BANK TRUST NATIONAL ASSOCIATION,

    as Trustee

100 Wall Street

16th Floor

New York, New York 10005

Attention: Ms. Beverly Freeney, Vice President

ARTICLE EIGHT

CONVERSION

Section 8.01. Right to Convert. Subject to and upon compliance with the provisions of this Supplemental Indenture, the Holders shall have the right, at the Holders’ option, at any time prior to the close of business on the Maturity Date (except that, if a Holder shall have exercised repurchase rights under Article Seven of this Supplemental Indenture, such conversion right shall terminate with respect to the portion of such Holder’s Note or Notes to be repurchased on the last Trading Day prior to the later of (x) the date of such repurchase and (y) the date the Company pays or deposits in accordance with Section 11.14 the applicable Repurchase Price, unless in any such case the Company shall default in payment due upon repurchase thereof) to convert the principal amount of such Holder’s Note, or any portion of such principal amount which is at least $1,000 (or such lesser principal amount thereof as shall be outstanding at such time) into that number of fully paid and non-assessable shares of Common Stock (as such shares shall then be constituted) obtained by dividing (1) the principal amount of such Note or portion thereof being converted by (2) the Conversion Price in effect on the applicable Conversion Date, by giving a Conversion Notice in the manner provided in Section 8.02 of this Supplemental Indenture; provided, however, that, if at any time any Note is converted in whole or in part pursuant to this Section 8.01, the Company does not have available for issuance upon such conversion as authorized and unissued shares or in its treasury at least the number of shares of Common Stock required to be issued pursuant hereto, then, at the election of the converting Holder made by notice from such Holder to the Company, such Note (or portion thereof as to which conversion has been requested), to the extent that sufficient shares of Common Stock are not then available for issuance upon conversion, shall be converted into the right to receive from the Company, in lieu of the shares of Common Stock into which such Note or such portion thereof would otherwise be converted and which the Company is unable to issue, payment in an amount equal to the product obtained by multiplying (x) the number of shares of Common Stock which the Company is unable to issue times (y) the arithmetic average of the Market Price for the Common Stock during the five consecutive Trading Days immediately prior to the applicable Conversion Date. Any such payment shall, for all purposes of such Note, be deemed to be a payment of principal in the principal amount of the Security converted, plus a premium equal to the total amount payable less the principal portion of this Security converted as to which such payment is required to be made because shares of Common Stock are not then available for issuance upon such conversion. In connection with conversion of a Note or portion thereof, the Holder shall be entitled to payment in respect of accrued and unpaid interest and accrued and unpaid Default Interest, if any, on such Note or portion thereof converted to the Conversion Date, provided, however, that in accordance with Section 307 of the Original Indenture where Notes are surrendered during a period between the close of business on a Regular Record Date and the opening of business on the next succeeding Interest Payment Date, funds equal to the interest to be paid on the next succeeding Interest Payment Date with respect to such Notes shall be paid by the Holder to the Company upon conversion. A Holder is not entitled to any rights of a holder of Common Stock until such Holder has converted a Note to Common Stock, and only to the extent such Note is deemed to have been converted to Common Stock under this Article Eight. For purposes of Sections 8.05 and 8.06, whenever a provision references the shares of Common Stock into which a Note (or a portion thereof) is convertible or the shares of Common Stock issuable upon conversion of a Note (or a portion thereof) or words of similar import, any determination required by such provision shall be made as if a sufficient number of shares of Common Stock were then available for issuance upon conversion in full of the Notes.

Section 8.02. Exercise of Conversion Right; Issuance of Common Stock on Conversion. (a) In order to exercise the conversion right with respect to a Note, the Holder shall give a Conversion Notice (or such other notice which is acceptable to the Company) to the Company and the Trustee or to the office or agency designated by the Company for such purpose by notice to the Holders. A Conversion Notice may be given by telephone line facsimile transmission to the numbers set forth on the form of Conversion Notice. In case of any conversion of Notes by a Holder for which the Conversion Notice is given on or after the date the Company gives an Optional Redemption Notice and on or prior to the Optional Redemption Date for such redemption, such Holder shall have the right, exercisable by notice to the Company, to condition the conversion of Notes to which such Conversion Notice relates on the Company satisfying all of the requirements for such redemption, in which case the Conversion Date shall be deemed to occur immediately prior to redemption of such Note on the applicable Optional Redemption Date.

(b) As promptly as practicable, but in no event later than three Trading Days (if the converting Holder has requested delivery through the facilities of The Depository Trust Company), after a Conversion Notice in proper form is given as provided in Section 8.02(a) by a Holder, the Company shall issue and shall deliver to such Holder or such Holder’s designee the number of full shares of Common Stock issuable upon such conversion of such Holder’s Note or portion thereof in accordance with the provisions of this Article and deliver a check or cash in respect of any fractional interest in respect of a share of Common Stock arising upon such conversion, as provided in Section 8.02(f) and, if applicable, accrued and unpaid interest and Default Interest, if any, to the Conversion Date and any cash payment required pursuant to the proviso to the first sentence of Section 8.01 (which payment, if any, shall be paid no later than three Trading Days after the applicable Conversion Date).

(c) Each conversion of a Note (or portion thereof) shall be deemed to have been effected on the applicable Conversion Date, and the person in whose name any certificate or certificates for shares of Common Stock shall be issuable upon such conversion shall be deemed to have become on such Conversion Date the holder of record of the shares represented thereby; provided, however, that if a Conversion Date is a date on which the stock transfer books of the Company shall be closed such conversion shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such stock transfer books are open, but such conversion shall be at the Conversion Price in effect on the applicable Conversion Date.

(d) A Conversion Notice shall be deemed for all purposes to be in proper form unless the Company notifies the Holder giving such Conversion Notice by telephone line facsimile transmission within two Trading Days after such Conversion Notice has been given (which notice from the Company shall specify all defects in such Conversion Notice) and any Conversion Notice containing any such defect shall nonetheless be effective on the date given if such Holder promptly undertakes to correct all such defects. No such claim of error shall limit or delay performance of the Company’s obligation to issue upon such conversion the number of shares of Common Stock which are not in dispute. The Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the issuance and delivery of shares of Common Stock or other securities or property on conversion of any Note in a name other than that of the Holder converting such Note, and the Company shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of any such tax or shall have established to the reasonable satisfaction of the Company that such tax has been paid. A Holder shall be responsible for the amount of any withholding tax payable in connection with any conversion of such Holder’s Note.

(e) (1) If a Holder shall have given a Conversion Notice in accordance with the terms of this Supplemental Indenture, the Company’s obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of any action or inaction by the Trustee or such Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of the Company to the Trustee or the Holders, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Trustee, any Holder or any other person of any obligation to the Company or any violation or alleged violation of law by the Trustee, any Holder or any other person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to such Holder in connection with such conversion; provided, however, that nothing herein shall limit or prejudice the right of the Company to pursue any such claim in any other manner permitted by applicable law. The occurrence of an event which requires an adjustment of the Conversion Price as contemplated by Section 8.03 shall in no way restrict or delay the right of the Holders to receive certificates for Common Stock upon conversion of Notes and the Company shall use its best efforts to implement such adjustment on terms reasonably acceptable to the Holders within three Trading Days of such occurrence.

(2) If the Company fails to issue and deliver the shares of Common Stock to a converting Holder in connection with a particular conversion of a Note promptly, but in no event later than three Trading Days (if the converting Holder has requested delivery through the facilities of The Depository Trust Company), after such Holder gives (as provided in Section 8.02(a)) the Conversion Notice in proper form for such conversion, in addition to any other liabilities the Company may have hereunder and under applicable law (A) the Company shall pay or reimburse such Holder on demand for all out-of-pocket expenses, including, without limitation, reasonable fees and expenses of legal counsel, incurred by such Holder as a result of such failure, (B) if as a result of such failure such Holder shall suffer any direct damages or liabilities from such failure (including, without limitation, margin interest and the cost of purchasing securities to cover a sale (whether by such Holder or such Holder’s securities broker) or borrowing of shares of Common Stock by such Holder for purposes of settling any trade involving a sale of shares of Common Stock made by such Holder during the period beginning on the Issuance Date and ending on the date the Company delivers or causes to be delivered to such Holder such shares of Common Stock, then the Company shall upon demand of such Holder pay to such Holder an amount equal to the actual direct, out-of-pocket damages and liabilities suffered by such Holder by reason thereof which such Holder documents to the reasonable satisfaction of the Company, and (C) such Holder may by written notice (which may be given by mail, courier, personal service or telephone line facsimile transmission) or oral notice (promptly confirmed in writing) to the Company, with a copy to the Trustee, given at any time prior to delivery to such Holder of the shares of Common Stock issuable in connection with such exercise of such Holder’s conversion right, rescind such exercise and the Conversion Notice relating thereto, in which case such Holder shall thereafter be entitled to convert that portion of such Note as to which such exercise is so rescinded and to exercise its other rights and remedies with respect to such failure by the Company. Notwithstanding the foregoing the Company shall not be liable to any Holder under clause (B) of the immediately preceding sentence to the extent the failure of the Company to deliver or to cause to be delivered such shares of Common Stock results from fire, flood, storm, earthquake, shipwreck, strike, war, acts of terrorism, crash involving facilities of a common carrier, acts of God, or any similar event outside the control of the Company. A converting Holder shall notify the Company in writing (or by telephone conversation, confirmed in writing) as promptly as practicable following the third Trading Day after such Holder gives a Conversion Notice if such Holder becomes aware that such shares of Common Stock so issuable have not been received as provided herein, but any failure so to give such notice shall not affect such Holder’s rights under the Original Indenture, this Supplemental Indenture, the Notes or otherwise.

(f) No fractional shares of Common Stock shall be issued upon conversion of any Note but, in lieu of any fraction of a share of Common Stock which would otherwise be issuable in respect of such conversion, the Company may round the number of shares of Common Stock issued on such conversion up to the next highest whole share or may pay lawful money of the United States of America for such fractional share, based on a value of one share of

Common Stock being equal to the Market Price of the Common Stock on the applicable Conversion Date.

Section 8.03. Adjustment of Conversion Price. The Conversion Price shall be adjusted from time to time by the Company as follows:

(a) Adjustments for Certain Dividends or Distributions in Common Stock.

In case the Company shall on or after the Issuance Date pay a dividend or make a distribution to all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be reduced by multiplying such Conversion Price by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such reduction to become effective immediately after the opening of business on the day following the Record Date. If any dividend or distribution of the type described in this Section 8.03(a) is declared but not so paid or made, the Conversion Price shall again be adjusted to the Conversion Price which would then be in effect if such dividend or distribution had not been declared.

(b) Weighted Adjustments for Issuance of Certain Rights or Warrants.

In case the Company shall on or after the Issuance Date issue rights or warrants (other than any rights or warrants (including the Preferred Share Purchase Rights) referred to in Section 8.03(d)) to all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 45 days after the date fixed for the determination of stockholders entitled to receive such rights or warrants) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the Record Date fixed for the determination of stockholders entitled to receive such rights or warrants, the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect at the opening of business on the date after such Record Date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the Record Date plus the number of shares which the aggregate offering price of the total number of shares so offered would purchase at such Current Market Price, and the denominator shall be the number of shares of Common Stock outstanding on the close of business on the Record Date plus the total number of additional shares of Common Stock so offered for subscription or purchase. Such adjustment shall become effective immediately after the opening of business on the day following the Record Date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Price shall be readjusted to the Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such date fixed for the determination of stockholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the holder to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(c) Adjustments for Certain Subdivisions of the Common Stock.

In case the outstanding shares of Common Stock shall on or after the Issuance Date be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such subdivision becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision shall be proportionately reduced, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the earlier of the day following the day upon which such combination becomes effective and the day on which “ex-” trading of the Common Stock with respect to such combination begins shall be proportionately increased, such reduction or increase, as the case may be, to become effective immediately after the opening of business on the earlier of the day following the day upon which such subdivision or combination becomes effective and the day on which “ex-” trading of the Common Stock begins with respect to such subdivision or combination.

(d) Adjustments for Certain Dividends and Distributions.

In case the Company shall on or after the Issuance Date, by dividend or otherwise, distribute to all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 8.03(a) applies) or evidences of its indebtedness, cash or other assets (including securities, but excluding any rights or warrants referred to in Section 8.03(b) and dividends and distributions paid exclusively in cash and excluding any capital stock, evidences of indebtedness, cash or assets distributed upon a merger or consolidation to which Section 8.04 applies) (the foregoing hereinafter in this Section 8.03(d) called the “Securities”)), then, in each such case, subject to the second paragraph of this Section 8.03(d), the Conversion Price shall be reduced so that the same shall be equal to the price determined by multiplying the Conversion Price in effect immediately prior to the close of business on the Record Date with respect to such distribution by a fraction of which the numerator shall be the Current Market Price on such date less the Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a Board Resolution) on such date of the portion of the Securities so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price, such reduction to become effective immediately prior to the opening of business on the day following the Record Date; provided, however, that in the event the then Fair Market Value (as so determined) of the portion of the Securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the Record Date, in lieu of the foregoing adjustment, adequate provision shall be made so that the Holders shall have the right to receive upon conversion of the Notes (or any portion thereof) the amount of Securities each Holder would have received had the Holder converted the Notes (or such portion thereof) immediately prior to such Record Date. In the event that such dividend or distribution is not so paid or made, the Conversion Price shall again be adjusted to be the Conversion Price which would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 8.03(d) by reference to the actual or when issued trading market for any Securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price, to the extent possible.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (a “Trigger Event”): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall not be deemed to have been distributed for purposes of this Section 8.03 (and no adjustment to the Conversion Price under this Section 8.03 will be required) until the occurrence of the earliest Trigger Event. If any such rights or warrants, including any such existing rights or warrants distributed prior to the Issuance Date (including the Preferred Share Purchase Rights), are subject to Trigger Events, upon the satisfaction of each of which such rights or warrants shall become exercisable to purchase different securities, evidences of indebtedness or other assets, then the occurrence of each such Trigger Event shall be deemed to be such date of issuance and Record Date with respect to new rights or warrants (and a termination or expiration of the existing rights or warrants without exercise by the holder thereof) (so that, by way of illustration and not limitation, the dates of issuance of any such rights shall be deemed to be the dates on which such rights become exercisable to purchase capital stock of the Company, and not the date on which such rights may be issued, or may become evidenced by separate certificates, if such rights are not then so exercisable). In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto (including the Preferred Share Purchase Rights), that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Price under this Section 8.03 was made (1) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Price shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants (including the Preferred Share Purchase Rights) which shall have expired or been terminated without exercise by any holders thereof, the Conversion Price shall be readjusted as if such rights and warrants had not been issued.

For purposes of this Section 8.03(d) and Sections 8.03(a) and (b), any dividend or distribution to which this Section 8.03(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 8.03(b) applies (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock or rights or warrants to which Section 8.03(b) applies (and any Conversion Price reduction required by this Section 8.03(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Price reduction required by Sections 8.03(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Record Date of such dividend or distribution shall be substituted as “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “Record Date fixed for such determination” and “Record Date” within the meaning of Section 8.03(a) and as “the date fixed for the determination of stockholders entitled to receive such rights or warrants”, “the Record Date fixed for the determination of the stockholders entitled to receive such rights or warrants” and “such Record Date” within the meaning of Section 8.03(b) and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the Record Date fixed for such determination” within the meaning of Section 8.03(a).

(e) Adjustments for Certain Issuances of Newly Issued Shares.

(1) In case at any time on or after the Issuance Date the Company shall issue shares of its Common Stock or Common Stock Equivalents (collectively, the “Newly Issued Shares”), other than an issuance pro rata to all holders of its outstanding Common Stock, at a price below the greater of (x) the Specified Market Value of the Common Stock at the time of such issuance and (y) the Conversion Price in effect at the time of such issuance, then following such issuance of Newly Issued Shares the Conversion Price shall be adjusted as provided in this Section 8.03(e). The Conversion Price following any such adjustment shall be determined by multiplying the Conversion Price immediately prior to such adjustment by a fraction, of which the numerator shall be the sum of (a) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the conversion of all options, warrants, purchase rights or convertible securities which are exercisable at the time of the issuance of the Newly Issued Shares) plus (b) the number of shares of Common Stock which the aggregate consideration, if any, received by the Company for the number of Newly Issued Shares would purchase at a price equal to the greater of (x) the Specified Market Value of the Common Stock at the time of such issuance and (y) the Conversion Price in effect at the time of such issuance, and the denominator shall be the sum of (X) the number of shares of Common Stock outstanding immediately prior to the issuance of the Newly Issued Shares (calculated on a fully-diluted basis assuming the exercise or conversion of all options, warrants, purchase rights or convertible securities which are exercisable or convertible at the time of the issuance of the Newly Issued Shares) plus (Y) the number of Newly Issued Shares. The adjustment provided for in this Section 8.03(e) may be expressed as the following mathematical formula:

		( O +(C /		x
	P))		CP
NCP		( O + N
)

where:

C	=	aggregate consideration received by the Company for the Newly Issued Shares

N	=	number of Newly Issued Shares

O	=	number of shares of Common Stock outstanding (on a fully diluted basis, as described above) immediately prior to the issuance of the Newly Issued Shares

P	=	the greater of (x) the Specified Market Value of the Common Stock at the time of issuance of the Newly Issued Shares and (y) the Conversion Price in effect at the time of issuance of the Newly Issued Shares

CP	=	Conversion Price immediately prior to the issuance of the Newly Issued Shares

NCP	=	Conversion Price immediately after the issuance of the Newly Issued Shares

(2) Notwithstanding the foregoing, no adjustment shall be made under this Section 8.03(g) by reason of:

(A) the issuance by the Company of shares of Common Stock pro rata to all holders of the Common Stock so long as (i) any adjustment to the Conversion Price that is required by Section 8.03(a) is made and (ii) the Company shall have given notice of such issuance thereof to the Holders pursuant to Section 8.06;

(B) the issuance by the Company of the Notes and the Warrants pursuant to the Note Purchase Agreement and the issuance by the Company of shares of Common Stock upon conversion of the Notes or upon exercise of the Warrants in accordance with the terms hereof and thereof; and

(C) the issuance by the Company of shares of Common Stock or options to purchase Common Stock to employees, directors and consultants under a stock compensation plan duly adopted by the Board of Directors.

(3) In case at any time on or after the Issuance Date the Company shall issue shares of Common Stock or Common Stock Equivalents to any Subsidiary, the Conversion Price shall be subject to adjustment as and to the extent provided in this Section 8.03(e) by reason of such issuance. In case at any time on or after the Issuance Date any Subsidiary shall sell any shares of Common Stock or Common Stock Equivalents, such sale shall be deemed for purposes of this Section 8.03(e) to be the issuance of such shares of Common Stock or Common Stock Equivalents by the Company, and the Conversion Price shall also be subject to further adjustment as and to the extent provided in this Section 8.03(e) by reason of such sale of shares of Common Stock or Common Stock Equivalents by such Subsidiary.

(f) Adjustment for Failure to Obtain Registration.

If the effective date (the “SEC Effective Date”) for the Registration Statement relating to the resale of all of the Notes issued or issuable pursuant to the Note Purchase Agreement and the resale of all shares of Common Stock issued or issuable upon conversion of all such Notes and exercise of all Warrants issued or issuable pursuant to the Note Purchase Agreement, which Registration Statement shall meet the requirements of the Note Purchase Agreement, shall not have occurred on or before the date that is 182 days after the Issuance Date, then immediately after the close of business on the date that is 182 days after the Issuance Date the Conversion Price shall be reduced to the Conversion Price that would be in effect at that time if the Conversion Price had been $.60 on the Issuance Date and thereafter adjusted in accordance with Sections 8.03(a), (b), (c), (d), and (e) to such date that is 182 days after the Issuance Date.

(g) De Minimus Adjustments.

No adjustment in the Conversion Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this Section 8.03(g) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article Eight shall be made by the Company and shall be made to the nearest cent or to the nearest one hundredth of a share, as the case may be.

No adjustment need be made for a change in the par value of the Common Stock or from par value to no par value or from no par value to par value.

(h) Company Notice of Adjustments.

Whenever the Conversion Price is adjusted as herein provided, the Company shall promptly, but in no event later than five Business Days thereafter, give a notice to the Holders, with a copy to the Trustee, setting forth the Conversion Price after such adjustment and setting forth a brief statement of the facts requiring such adjustment, but which statement shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to deliver such notice shall not affect the effectiveness, legality or validity of any such adjustment. Notwithstanding the immediately preceding sentence, unless and until the Trustee has received the notice setting forth an adjustment of the Conversion Price, the Trustee may assume that no such adjustment has been made and that the last Conversion Price of which it has knowledge remains in effect.

(i) Effectiveness of Certain Adjustments.

In any case in which this Section 8.03 provides that an adjustment shall become effective immediately after a Record Date for an event, the Company may defer until the occurrence of such event (i) issuing to the Holders in connection with any conversion of Notes after such Record Date and before the occurrence of such event the additional shares of Common Stock issuable upon such conversion by reason of the adjustment required by such event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (ii) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 8.02(f).

(j) Outstanding Shares.

For purposes of this Section 8.03, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company other than dividends or distributions payable only in shares of Common Stock.

(k) Additional Reductions in Conversion Price.

The Company may make such reductions in the Conversion Price, in addition to those required by Sections 8.03(a), (b), (c), (d), and (e) as the Board of Directors considers to be advisable to avoid or diminish any income tax to holders of Common Stock or rights to purchase Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes.

Section 8.04. Effect of Reclassification, Consolidation, Merger or Sale. (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), (ii) any consolidation, merger or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of the properties and assets of the Company as, or substantially as, an entirety to any other Person as a result of or in connection with which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, then prior to such reclassification, change, consolidation, merger, combination or sale the Company or the successor, surviving or purchasing Person, as the case may be, in such transaction shall execute

(A) with the Trustee an indenture supplemental to the Indenture and this Supplemental Indenture providing that:

(x) the Notes shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) receivable upon such reclassification, change, consolidation, merger, combination, sale or conveyance by the holder of a number of shares of Common Stock issuable upon conversion of the Notes immediately prior to such reclassification, change, consolidation, merger, combination, sale or conveyance assuming such holder of Common Stock did not exercise such holder’s rights of election, if any, as to the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance (provided that, if the kind or amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance is not the same for each share of Common Stock in respect of which such rights of election shall not have been exercised (“non-electing share”), then for the purposes of this Section 8.04 the kind and amount of securities, cash or other property receivable upon such consolidation, merger, statutory exchange, sale or conveyance for each non-electing share shall be deemed to be the kind and amount so receivable per share by a plurality of the non-electing shares), and

(y) in the case of any such successor, surviving or purchasing Person, upon such consolidation, merger, combination, sale or conveyance such successor, surviving or purchasing Person shall be jointly and severally liable with the Company for the payment and performance of all of the Company’s obligations under the Original Indenture, this Supplemental Indenture, the Notes and the other Transaction Documents including, without limitation, the registration provisions of Section 8 of the Note Purchase Agreement, and

(B) if registration or qualification is required under the 1933 Act or applicable state law for (i) the modification of the Notes as contemplated by the indenture supplemental to the Indenture and this Supplemental Indenture provided for in the immediately preceding clause (A), (ii) the modification of the Warrants as provided therein, (iii) the issuance to the Holders or the holders of the Warrants of such shares of stock and other securities so issuable upon conversion of the Notes or exercise of the Warrants following such transaction, or (iv) the public resale by the Holders of the Notes or such shares of stock or other securities so issuable upon conversion of the Notes or exercise of the Warrants following such transaction, then in any such case in the immediately preceding clause (i), (ii), (iii) or (iv) such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, combination or sale. Such indenture supplemental to the Indenture and this Supplemental Indenture shall provide for adjustments in the Conversion Price which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article. If, in the case of any such reclassification, change, consolidation, merger, combination, sale or conveyance, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a Person other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, combination, sale or conveyance, then such indenture supplemental to the Indenture and this Supplemental Indenture shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holders as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including, to the extent practicable, the provisions providing for the repurchase rights set forth in Article Seven herein.

(b) The above provisions of this Section shall similarly apply to successive reclassifications, changes, consolidations, mergers, combinations, sales and conveyances.

(c) If this Section 8.04 applies to any event or occurrence, Section 8.03 shall not apply to such event or occurrence.

(d) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture to the Indenture and this Supplemental Indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by the Holders upon the conversion of the Notes or exercise of the Warrants after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

Section 8.05. Reservation of Shares; Shares to Be Fully Paid; Listing of Common Stock.

(a) The Company shall reserve and keep available, free from preemptive rights, out of its authorized but unissued shares of Common Stock or shares of Common Stock held in treasury, solely for issuance upon conversion of the Notes, and in addition to the shares of Common Stock required to be reserved by the terms of the Warrants, sufficient shares to provide for the conversion of the Notes from time to time as the Notes are converted.

(b) Before taking any action which would cause an adjustment reducing the Conversion Price below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Notes, the Company will take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Price.

(c) The Company covenants that all shares of Common Stock issued upon conversion of the Notes will be fully paid and non-assessable by the Company and free from all taxes, Liens and charges with respect to the issue thereof.

(d) The Company covenants that if any shares of Common Stock to be provided for the purpose of conversion of the Notes hereunder require registration with or approval of any governmental authority under any federal or state law before such shares may be validly issued upon conversion, the Company will in good faith and as expeditiously as possible endeavor to secure such registration or approval, as the case may be.

(e) The Company covenants that, so long as the Common Stock shall be listed on the Nasdaq, the NYSE, the AMEX or any other national securities exchange, the Company shall seek to obtain and, so long as the Common Stock shall be so listed on such market or exchange, shall seek to maintain approval for listing thereon of all Common Stock issuable upon conversion of or in payment of interest on the Notes.

Section 8.06. Notice to Holders Prior to Certain Actions. In case on or after the Issuance Date:

(a) the Company shall declare a dividend (or any other distribution) on its Common Stock (other than in cash out of retained earnings); or

(b) the Company shall authorize the granting to the holders of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants; or

(c) the Board of Directors shall authorize any reclassification of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or any consolidation or merger or other business combination transaction to which the Company is a party and for which approval of any stockholders of the Company is required, or the sale or transfer of all or substantially all of the assets of the Company; or

(d) there shall be pending the voluntary or involuntary dissolution, liquidation or winding-up of the Company;

the Company shall give the Holders, as promptly as possible but in any event at least ten Trading Days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution or rights or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record who shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, other business combination transaction, sale, transfer, dissolution, liquidation or winding-up shall be determined. Such notice shall not include any information which would be material non-public information for purposes of the 1934 Act. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding-up. In the case of any such action of which the Company gives such notice to the Holders or is required to give such notice to the Holders, the Holders shall be entitled to give Conversion Notices which are contingent on the completion of such action.

Section 8.07. Limitation on Conversions. (a) Notwithstanding anything to the contrary contained in the Indenture or this Supplemental Indenture, the number of shares of Common Stock that may be acquired at any time by a Holder upon conversion of any Note shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such Holder (other than by virtue of the ownership of securities or rights to acquire securities (including, without limitation, other Notes and the Warrants) that have limitations on the right of the holder thereof to convert, exercise or purchase similar to the limitation set forth herein (the “Excluded Shares”)), together with all shares of Common Stock beneficially owned at such time (other than by virtue of the ownership of Excluded Shares) by Persons whose beneficial ownership of Common Stock would be aggregated with the beneficial ownership by such Holder for purposes of determining such Holder’s beneficial ownership or determining whether a group exists or for purposes of determining the Holder’s beneficial ownership (the “Aggregation Persons”), in either such case for purposes of Section 13(d) of the 1934 Act and Regulation 13D-G thereunder (including, without limitation, as the same is made applicable to Section 16 of the 1934 Act and the rules promulgated thereunder), would result in beneficial ownership by such Holder or such group of more than 9.9% of the shares of Common Stock for purposes of Section 13(d) or Section 16 of the 1934 Act and the rules promulgated thereunder (as the same may be modified as provided herein, the “Restricted Ownership Percentage”). The Restricted Ownership Percentage shall be reduced from time to time immediately upon, and only to the extent that, Section 16 of the 1934 Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 10%, in which case the Restricted Ownership Percentage shall be reduced to a percentage that is 0.1% below such threshold. If at any time the limits in this Section 8.07 make any Note held by any Holder inconvertible in whole or in part, the Corporation shall not by reason thereof be relieved of its obligation to issue shares of Common Stock at any time or from time to time thereafter upon conversion of such Note as and when shares of Common Stock may be issued in compliance with such restrictions.

(b) For purposes of this Section 8.07, in determining the number of outstanding shares of Common Stock at any time a Holder may rely on the number of outstanding shares of Common Stock as reflected in (1) the Company’s then most recent Form 10-Q, Form 10-K or other public filing with the SEC, as the case may be, (2) a public announcement by the Company that is later than any such filing referred to in the preceding clause (1), (3) any other notice by the Company or its transfer agent setting forth the number of shares of Common Stock outstanding and (4) knowledge the Holder may have about the number of shares of Common Stock issued upon conversions or exercises of Notes, Warrants or other Common Stock Equivalents by any Person, including the such Holder, which are not reflected in the information referred to in the preceding clauses (1) through (3). Upon the written request of any Holder, the Company shall within three Business Days confirm in writing to such Holder the number of shares of Common Stock then outstanding. In any case, the number of outstanding shares of Common Stock shall be determined after giving effect to the conversion or exercise of Common Stock Equivalents, including, without limitation, the Notes and the Warrants, by the Holder or its affiliates, in each such case subsequent to, the date as of which such number of outstanding shares of Common Stock was reported.

ARTICLE NINE

OPTIONAL REDEMPTION

Section 9.01. Optional Redemption Right. At any time during the Optional Redemption Period, the Company shall have the right to redeem at any one time all or from time to time any part of the principal amount of the Notes Outstanding at the Optional Redemption Price pursuant to this Article Nine on any Optional Redemption Date, so long as the following conditions are met:

(1) during a period of 20 consecutive Trading Days ending on or after the commencement of the Optional Redemption Period and ending not more than five Trading Days prior to the date the Company gives a particular Optional Redemption Notice, on each such Trading Day the Market Price of the Common Stock shall be at least equal to the applicable Optional Redemption Threshold Price for such Trading Day;

(2) on the date such Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date, no Event of Default shall have occurred or be continuing;

(3) on the date such Optional Redemption Notice is given and at all times thereafter to and including the applicable Optional Redemption Date, no Repurchase Event shall have occurred with respect to which any Holder has the right to exercise repurchase rights pursuant to Article Seven or with respect to which any Holder has exercised such repurchase rights and the Repurchase Price has not been paid to such Holder;

(4) on the first day in such period of 20 consecutive Trading Days and at all times thereafter to and including the applicable Optional Redemption Date, (x) the Registration Statement shall be effective and available for use by the Holders and the holders of the Warrants for the resale of the Notes and the shares of Common Stock issued and issuable upon conversion of the Notes and upon exercise of the Warrants, as the case may be, and is reasonably expected to remain effective and available for such use for at least 30 days after the applicable Optional Redemption Date; and

(5) during such period of 20 consecutive Trading Days during which the Market Price is at least equal to the Optional Redemption Price and at all times thereafter to and including the applicable Optional Redemption Date, the Common Stock shall be listed and traded on Nasdaq, the NYSE or AMEX and no suspension of trading in the Common Stock shall be in effect.

Section 9.02. Optional Redemption Notice. (a) In order to exercise its right of redemption under this Article Nine, the Company shall give an Optional Redemption Notice to the Holders not less than 15 Trading Days or more than 20 Trading Days prior to the Optional Redemption Date stating that: (1) the Company is exercising its right to redeem a specified portion (which may be all, if so specified by the Company) of the Note(s) Outstanding in accordance with this Article Nine, (2) the principal amount of each Holder’s Note to be redeemed, (3) the Optional Redemption Price, (4) the Optional Redemption Date and (5) that all of the conditions of the Indenture and this Supplemental Indenture entitling the Company to call the Notes for redemption have been met.

(b) An Optional Redemption Notice shall be in the following form:

ACCLAIM ENTERTAINMENT, INC.

OPTIONAL REDEMPTION NOTICE

(Article Nine of 9% Senior Subordinated Convertible Note due 2007)

TO:

(Name of Holder)

(1) Pursuant to the terms of the 9% Senior Subordinated Convertible Note due 2007 (the “Note”), Acclaim Entertainment, Inc., a Delaware corporation (the “Company”), hereby notifies the above-named Holder that the Company is exercising its right to redeem the Note identified below in accordance with Article Nine of the Supplemental Indenture as set forth below:

(i) The principal amount of the Note to be redeemed is $                    .

(ii) The Optional Redemption Price is $                    .

(iii) The Optional Redemption Date is                     .

(2) All of the conditions specified in the Supplemental Indenture and the Indenture entitling the Company to call the Note (or a portion thereof) for redemption have been satisfied.

(3) The 20 consecutive Trading Days on which the Market Price exceeded the Optional Redemption Threshold Price by reason of which the Company is entitled to give this Notice of Redemption are as follows:

	Trading Day	Optional Redemption Threshold Price	Market Price
1.
2.
3.
4.
5.
6.
7.
8.
9.
10.
11.
12.
13.
14.
15.
16.
17.
18.
19.
20.

(4) Capitalized terms used herein and not otherwise defined herein have the respective meanings provided in the Note, the Indenture and the Supplemental Indenture.

Date _________________________________________		ACCLAIM ENTERTAINMENT, INC.

By:

Title:

cc:	U.S. Bank Trust National Association, as Trustee 100 Wall Street 16th Floor New York, New York 10005 Attention: Ms. Beverly Freeney, Vice President

Section 9.03. Payment of Optional Redemption Price. On the applicable Optional Redemption Date (or such later date as a particular Holder surrenders such Holder’s Note to the Company) the Company shall pay to or upon the order of each Holder, by wire transfer of immediately available funds to such account as shall be specified for such purpose by such Holder at least one Business Day prior to the Optional Redemption Date, an amount equal to the Optional Redemption Price of the portion (which may be all) of such Holder’s Note to be redeemed.

Section 9.04. Redemption to Be Pro Rata; Minimum Amount. Any redemption of Notes pursuant to this Article Nine shall be made at the same time as a redemption by the Company of a pro rata portion (based on the Outstanding principal amounts) of all Notes and in the case of each such redemption the aggregate principal amount of Notes to be so redeemed shall be at least $1,000,000.00 or such lesser aggregate principal amount of the Notes as shall remain Outstanding at the time an Optional Redemption Notice is given.

Section 9.05. Effect of Conversions; Limitation on Redemptions. (a) Any conversion of a Note by a Holder pursuant to Article Eight for which the Conversion Date is on or after the date the Company gives an applicable Optional Redemption Notice shall reduce the principal amount of such Note to be redeemed on such Optional Redemption Date by the principal amount of such Note so converted.

(b) Notwithstanding any other provision of the Indenture, this Supplemental Indenture, the Notes or applicable law to the contrary, in case the Company shall give an Optional Redemption Notice to the Holders, and on the date the Company gives such an Optional Redemption Notice or at any time thereafter to and including the applicable Optional Redemption Date, any Holder shall be restricted in converting any Note held by such Holder by reason of such Holder’s Restricted Ownership Percentage (the “Inconvertible Notes”), then the Optional Redemption Date for all Inconvertible Notes (or the portion thereof that is so restricted) held by such Holder, so called for redemption by the Company and with respect to which such Holder is restricted in exercising such Holder’s conversion right at any time during such period from the date the Company gives such Optional Redemption Notice to the applicable Optional Redemption Date shall be extended to be the Extended Redemption Date. On the applicable Optional Redemption Date, the Company shall deposit in accordance with Section 11.12 the Optional Redemption Price of all Notes or portions thereof that are redeemable on any Extended Redemption Date, to be held and paid to the respective Holders whose Notes are to be redeemed on Extended Redemption Dates upon redemption of the Note or Notes redeemed on each such Extended Redemption Date. Any Note or portion thereof for which there is an Extended Redemption Date shall remain convertible by the Holder in accordance with Section 10 at any time to and including 5:00 p.m., New York City time, on the applicable Extended Redemption Date.

(c) Notwithstanding anything to the contrary contained in Section 8.07, solely for the purposes of calculating a Holder’s Restricted Ownership Percentage for purposes of this Section 9.05, the shares of Common Stock issuable upon exercise of the Warrants held by such Holder shall not be deemed to be Excluded Shares and shall be taken into account in calculating such Holder’s Restricted Ownership Percentage to determine the amount of such Holder’s Inconvertible Notes.

Section 9.06. No Prepayment. Except as specifically provided in Article Seven or this Article Nine, the Notes may not be prepaid or redeemed at the option of the Company prior to the Maturity Date.

ARTICLE TEN

SUBORDINATION

Section 10.01. Agreement to Subordinate. The Company agrees, and each Holder by accepting a Note agrees, that the indebtedness and other payment obligations of the Company to the Holders under this Supplemental Indenture or the Notes, including, without limitation, all indemnification obligations of the Company under Section 5.11, are subordinated in right of payment, to the extent and in the manner provided in this Article Ten, to the prior indefeasible payment in full in cash of the Senior Indebtedness, and that this subordination is for the benefit of the holders of Senior Indebtedness, and the Senior Indebtedness shall rank senior to the Notes (and in such case only to the extent and on the terms and conditions set forth herein).

Section 10.02 Liquidation, Dissolution, Bankruptcy. Upon any distribution to creditors of the Company in a liquidation or a total or partial dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

(1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the Senior Indebtedness or provision satisfactory to the holders of Senior Indebtedness shall be made for such payment before the Holders shall be entitled to receive any payment of principal of or interest on the Notes or in respect of any other obligation arising under this Supplemental Indenture; and

(2) until the Senior Indebtedness is paid in full, in cash, any distribution to which the Holders would be entitled but for this Article Ten shall be made to holders of Senior Indebtedness as their interests may appear.

Section 10.03 Senior Indebtedness. If any Senior Indebtedness is outstanding and the holder of such Senior Indebtedness has not waived in writing the benefits of this sentence, the Company may not pay principal of or interest on the Notes or make any payment in respect of any other obligation arising under this Supplemental Indenture or acquire or redeem any Notes for cash or property unless and until such Senior Indebtedness shall have been discharged in accordance with its terms or the holders of such Senior Indebtedness shall have waived in writing the benefit of this sentence, after which the Company shall resume making any and all required payments in respect of the Notes, including any missed payments; provided, however, that, so long as the Company is not in default under the Senior Indebtedness on the Maturity of the Notes, the Company shall pay the Holders the principal of and the interest accrued on the Notes in full satisfaction thereof. The restrictions of this Section 10.03 are subject to the exemptions stated in Section 10.15. Nothing in this Article Ten shall restrict or limit the conversion rights of the Holders or the obligation of the Company to issue shares of Common Stock upon conversion of Notes in accordance with this Supplemental Indenture.

Section 10.04. Acceleration of Payment of Notes and Exercise of Remedies. Until the Senior Indebtedness shall have been paid in full in cash, if, and during the continuance of any Event of Default described in Section 4.01 hereof or any Event of Default described in the Indenture that is applicable to the Notes, all or any portion of the unpaid principal amount of the Notes shall have been declared due and payable pursuant to the provisions of the Indenture or this Supplemental Indenture hereof, the Company shall not make payment of the principal of or interest on the Notes so accelerated until the date on which the Senior Indebtedness has been paid in full in cash.

Section 10.05. When Distribution Must Be Paid Over. Without limiting the other provisions of this Article Ten, if any Note is declared due and payable before its Maturity, then no payment or distribution of any kind or character shall be made in respect of such Note and the holders of the Senior Indebtedness outstanding at the time of such declaration shall be entitled to receive payment in full in cash of all amounts due (including by reason of acceleration), or appropriate provision satisfactory to the holders of such Senior Indebtedness shall be made for such payment, before the Holders shall be entitled to receive any payment or distribution of any kind or character. Notwithstanding the foregoing, if a distribution is made to any Holder that pursuant to this Article Ten should not have been made pursuant to this Article Ten to such Holder, the Holder who receives such distribution shall upon request of the holders of the Senior Indebtedness hold such distribution in trust and pay it to such holders of Senior Indebtedness as their interests may appear.

Section 10.06. Subrogation. After all Senior Indebtedness is paid in full in cash and until the Notes are paid in full, the Holders shall be subrogated to the rights of holders of Senior Indebtedness to receive the payments or distributions applicable to the Senior

Indebtedness, to the extent payments with respect to the Notes have been applied to the payment of the Senior Indebtedness. Any payment or distribution made under this Article Ten to holders of Senior Indebtedness which otherwise would have been made to the Holders except for the provisions of this Article Ten shall not, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the Holders, be deemed to be a payment by the Company to or on account of the Senior Indebtedness, and no payments or distributions to the Holders of cash, property or securities by virtue of the subrogation herein provided shall, as between the Company, its creditors (other than the holders of the Senior Indebtedness) and the Holders, be deemed to be a payment to or on account of the Notes, it being understood that the provisions of this Article Ten are and are intended solely for the purpose of defining the relative rights of the holders of the Notes on the one hand and the holders of Senior Indebtedness on the other.

Section 10.07. Relative Rights. This Article Ten defines the relative rights of the Holders and holders of Senior Indebtedness. Nothing in this Supplemental Indenture shall:

(1) impair, as between the Company and the Holders, the obligations of the Company, which are absolute and unconditional, to pay principal of and interest on the Notes in accordance with their terms; provided, however, that this clause (1) is not intended to limit the restrictions on payments on the Notes set forth in Section 10.03 hereof; or

(2) prevent any Holder from exercising its available remedies upon a Default or an Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to the Holders; provided, however, that this clause (2) is not intended to limit the provisions of Section 10.04.

Section 10.08. Subordination May Not Be Impaired by Company. No right of a holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Notes provided herein shall be impaired by any act or failure to act by the Company or by its failure to comply with this Supplemental Indenture.

Section 10.09. Reinstatement. If, at any time, all or part of any payment with respect to Senior Indebtedness previously made by the Company or any other person is rescinded for any reason whatsoever (including, without limitation, the insolvency, bankruptcy or reorganization of the Company or such other person), the subordination provisions set forth herein shall continue to be effective or be reinstated (including with respect to payments on the Notes prior to such reinstatement), as the case may be, all as though such payment had not been made.

Section 10.10. Proofs of Claim. If, while any Senior Indebtedness is outstanding, any Event of Default under Section 4.01, with respect to the Company only, occurs the Trustee, on behalf of the Holders, shall, to the extent permitted by applicable law, duly and promptly take such action as the holders of a majority of the outstanding principal amount of the Senior Indebtedness may reasonably request to collect any payment hereunder to which the holders of Senior Indebtedness may be entitled hereunder or under the Notes, and to file appropriate claims or proofs of claim in respect of the Indenture, this Supplemental Indenture and the Notes. Upon the failure of the Trustee timely to take any such action after due notice thereof and request therefor by the holders of Senior Indebtedness, the holders of the Senior Indebtedness are hereby irrevocably authorized and empowered (in their own name or otherwise and to the extent permitted by applicable law), but shall have no obligation, to demand, use, collect and receive every payment or distribution referred to hereunder and under any Note and to file claims and proofs of claim with respect to the Indenture, this Supplemental Indenture and the Notes and the Trustee hereby appoints the holder of the Senior Indebtedness as attorney-in-fact for the Trustee to take any and all actions permitted by this paragraph to be taken by the Trustee; provided, however, that the holders of the Senior Indebtedness shall only be permitted to file such proofs of claim upon prior notice to the Trustee and to the extent that the Trustee has failed to make such filings by the date which is ten (10) days prior to the last date on which the Trustee is permitted to make such filings as a matter of applicable Bankruptcy Law.

Section 10.11. Non-Impairment. The Holders agree and consent that, without notice to or assent by them, and without affecting the liabilities and obligations of the Company and the rights and benefits of the holders of the Senior Indebtedness set forth in this Article Ten:

(1) the obligations and liabilities of the Company and any other party or parties for or upon the Senior Indebtedness may, from time to time, be increased (but in no event to a principal amount at any time outstanding in excess of $20,000,000), renewed, refinanced, extended, modified, amended, restated, compromised, supplemented, terminated, waived or released;

(2) the holders of Senior Indebtedness, and any representative or representatives acting on behalf thereof, may exercise or refrain from exercising any right, remedy or power granted by or in connection with any agreements relating to the Senior Indebtedness; and

(3) any balance or balances of funds with any holder of Senior Indebtedness at any time outstanding to the credit of the Company may, from time to time, in whole or in part, be surrendered or released,

all as the holders of any Senior Indebtedness, or any representative or representatives acting on behalf thereof, may deem advisable, and all without impairing, abridging, diminishing, releasing or affecting the subordination of the Notes to the Senior Indebtedness.

Section 10.12. No Modification. The provisions of this Article Ten and the terms “GMAC,” “GMAC Credit Agreement” and “Senior Indebtedness” used in this Article Ten are for the benefit of the holders from time to time of Senior Indebtedness and, so long as any Senior Indebtedness or any commitments with respect thereto remain outstanding, such provisions and defined terms may not be modified, rescinded or canceled in whole or in part except upon obtaining the prior written consent of the holders of the Senior Indebtedness.

Section 10.13. Waivers; Reliance by Holders of Senior Indebtedness. To the extent permitted by applicable law, the Holders and the Company hereby waive (1) notice of acceptance hereof by the holders of the Senior Indebtedness and (2) all diligence in the collection or protection of or realization upon the Senior Indebtedness. Each Holder, by accepting any Note, acknowledges and agrees that the subordination provisions in this Article Ten are, and are intended to be, an inducement and a consideration to each holder of any Senior Indebtedness, whether such Senior Indebtedness was created or acquired before or after the issuance of the Notes, to acquire and continue to hold, or to continue to hold, such Senior Indebtedness and such holder of Senior Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, such Senior Indebtedness.

Section 10.14. Enforcement of Rights. The Company and the Holders hereby expressly agree that the holders of Senior Indebtedness may enforce any and all rights derived herein by suit, either in equity or at law, for specific performance of any agreement contained in this Article Ten or for judgment at law and any other relief whatsoever appropriate to such action or procedure.

Section 10.15. Prohibition of Payment of Notes. The Holder and the Company hereby acknowledge that, pursuant to the terms of the GMAC Credit Agreement, the Company may not, directly or indirectly, make any payments of principal or interest in respect of the Notes; except that the Company may make (i) regularly scheduled, semi-annual payments of interest in respect of the Notes and (ii) payment of accrued interest upon conversion of the Notes, provided that, in either case, immediately prior to and after giving effect to any such interest payments, no Default, Event of Default or Overadvance (as such terms are defined in the GMAC Credit Agreement) exists or would exist under the GMAC Credit Agreement.

Section 10.16 Trustee Not Charged with Knowledge of Prohibition. Notwithstanding the provisions of this Article Ten or any other provision of this Indenture, the Trustee and any paying agent shall not be charged with knowledge of the existence of any Senior Indebtedness, or of any default in the payment of the principal of or premium, if any, or interest on any Senior Indebtedness, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee or any such paying agent, unless and until the Trustee or such paying agent shall have received at its Corporate Trust Office written notice thereof, five Business Days prior to the making of any such payment, from the Company or from a holder of Senior Indebtedness who shall have been certified by the Company or otherwise established to the reasonable satisfaction of the Trustee or such paying agent to be such a holder, nor shall the Trustee or such paying agent be charged with knowledge of the curing of any such default or of the elimination of the fact or condition preventing any such payment unless and until the Trustee or such paying agent shall have received an Officers’ Certificate to such effect.

Section 10.17 Rights of Trustee as Holder of Senior Indebtedness. The Trustee shall be entitled to all the rights set forth in this Article Ten with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder. Nothing in this Article Ten shall apply to claims of, or payments to, the Trustee under or pursuant to Section 5.11 hereof or Section 607 of the Original Indenture.

Section 10.18 Trustee Not Fiduciary for Holders of Senior Indebtedness. The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders or the Company or any other person moneys or assets to which any holders of Senior Indebtedness shall be entitled by virtue of this Article Ten or otherwise.

ARTICLE ELEVEN

SUNDRY PROVISIONS

Section 11.01. Trustee Not Responsible for Recitals. The recitals contained herein shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representation as to the validity of this Supplemental Indenture.

Section 11.02. Effect of Headings and Table of Contents. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 11.03. Successors and Assigns. All covenants and agreements in this Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

Section 11.04. Separability Clause. In case any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 11.05. Benefits of Supplemental Indenture. Nothing in this Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any Note Registrar and their successors under the Original Indenture and the Holders of Notes, any benefit or any legal or equitable right, remedy or claim under the Original Indenture.

Section 11.06. Governing Law. This Supplemental Indenture shall be governed by and construed in accordance with the laws of the State of New York.

Section 11.07. Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

Section 11.08. Enforceable Obligation. The Company represents and warrants that at the time of the original issuance of each Note it received the full purchase price payable pursuant to the Note Purchase Agreements pursuant to which such Note is being issued in an amount at least equal to the original principal amount of such Note, and that each Note is an enforceable obligation of the Company which is not subject to any offset, reduction, counterclaim or disallowance of any sort.

Section 11.09. Certain Performance. The Company acknowledges and agrees that, by reason of, among other things, the conversion rights of the Holders, there shall be no adequate remedy at law for the Company’s willful failure to comply with the Original Indenture, this Supplemental Indenture or the Notes, and that the repayment of principal of and interest on the Notes, and payment by the Company of the other amounts payable by the Company, in connection with an Event of Default will not adequately compensate the Holders for any loss or impairment of the conversion rights. The Company agrees that, in addition to any other rights or remedies, the Trustee and the Holders shall be entitled to specific performance by the Company of its obligations under, and an injunction against any action that would constitute a failure by the Company to comply with, the Original Indenture, this Supplemental Indenture and the Notes.

Section 11.10. Amendments and Waivers. In addition to the requirements of Section 902 of the Original Indenture, (1) no supplemental indenture shall, without the consent of the Holder of each Outstanding Note affected thereby, change the obligations of the Company to redeem or repurchase Notes pursuant to Article Seven of this Supplemental Indenture or (2) no supplemental indenture or waiver shall increase or eliminate the Restricted Ownership Percentage, whether permanently or temporarily, unless, in addition to complying with the other requirements of the Indenture and this Supplemental Indenture, such supplemental indenture or waiver shall have been approved in accordance with the General Corporation Law of the State of Delaware and the Company’s By-laws by holders of the outstanding shares of Common Stock entitled to vote at a meeting or by written consent in lieu of such meeting.

Section 11.11. Reference to and Effect on Original Indenture. This Supplemental Indenture shall be construed as supplemental to the Original Indenture and all the terms and conditions of this Supplemental Indenture shall be deemed to be part of the terms and conditions of the Original Indenture. Except as set forth herein, the Original Indenture heretofore executed and delivered is hereby ratified, approved and confirmed. The provisions of this Supplemental Indenture shall for the purposes of this series of Securities supersede the provisions of the Original Indenture heretofore executed and delivered to the extent such Original Indenture heretofore executed and delivered is inconsistent herewith. This Supplemental Indenture is subject to the provisions of the Trust Indenture Act, and shall, to the extent applicable, be governed by such provisions.

Section 11.12. Notices. Notwithstanding Sections 105 and 106 of the Original Indenture, whenever under the provisions of the Original Indenture, this Supplemental Indenture or the Notes any notice is required or permitted to be given, such notice shall be in writing (except as otherwise specifically provided in the Original Indenture, this Supplemental Indenture or the Notes) and shall be sent by telephone line facsimile transmission to such telephone line facsimile transmission number as shall be set forth below or shall have been provided for purposes hereof by the Person entitled to such notice or, if no such telephone line facsimile transmission number shall have been so provided, may be sent by first class mail (postage prepaid), personal delivery or courier (charges prepaid) addressed as follows:

If to the Company:

Acclaim Entertainment, Inc.

One Acclaim Plaza

Glen Cove, New York 11542

Attention: Chief Financial Officer

Facsimile No.: (516) 656-2045

If to the Trustee:

U.S. Bank Trust National Association,

    as Trustee

100 Wall Street

16th Floor

New York, New York 10005

Attention: Ms. Beverly Freeney, Vice President

Facsimile No.: (212) 509-3384

and if to any Holder, at such Holder’s telephone line facsimile transmission number or address set forth in the Security Register for the Notes. Any notice so sent by telephone line facsimile transmission, personal delivery or courier shall be effective upon receipt, and any such notice sent by mail shall be effective three Business Days after being deposited with the facilities of the United States Postal Service. The Company or the Trustee may change its telephone line facsimile transmission number or address for purposes of notices under the Original Indenture and hereunder by giving three Business Days’ notice to the other, in each case with similar notice to all of the Holders. Any Holder may change its telephone line facsimile transmission or address for purposes of notices under the Original Indenture or hereunder by giving three Business Days’ notice to the Trustee. Whenever under the provisions of this Supplemental Indenture a Holder is required or permitted to give any notice to the Company and such provision also calls for giving a copy of such notice to the Trustee, if such Holder gives such notice to the Company but fails to give such notice to the Trustee, such failure shall not affect the validity of such notice.

Section 11.13. Payment of Notes on Repurchase; Deposit of Repurchase Price, Etc. If any Note or any portion of any Note is to be repurchased as provided in Article Seven and any notice required in connection therewith shall have been given as provided therein and the Company shall have otherwise complied with the requirements of this Supplemental Indenture with respect thereto, then the Note or Notes or the portion or portions thereof to be so repurchased and with respect to which any such notice has been given shall become due and payable on the date stated in such notice at the applicable Repurchase Price. On and after the repurchase date so stated in such notice, provided that the Company shall have deposited with the Trustee on or prior to such repurchase date, an amount sufficient to pay the applicable Repurchase Price interest on such Note or Notes or the portion or portions thereof to be so redeemed or repurchased shall cease to accrue, and such Note or Notes or such portion thereof shall be deemed not to be Outstanding and shall not be entitled to any benefit with respect to principal of or interest on the portion to be so repurchased except to receive payment of the applicable Repurchase Price. On presentation and surrender of such Note or Notes or such portion or portions thereof, such Note or Notes or the specified portion or portions thereof shall be paid and repurchased at the applicable Repurchase Price. If a portion of any Note is to be repurchased, upon surrender of such Note to the Trustee in accordance with the terms hereof, the Company shall execute and deliver to the Holder of such note without service charge, a new Note or Notes, having the same date as the Note so surrendered and containing identical terms and conditions, in such denomination or denominations as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unrepurchased portion of the principal amount of the Note so surrendered.

Section 11.14 Certain Determinations. The Trustee shall be under no obligation to ascertain the occurrence of a Fundamental Change, a Repurchase Event or a Trigger Event or to give notice with respect thereto. The Trustee may conclusively assume, in the absence of written notice to the contrary from the Company or the Holders, that no Fundamental Change, Repurchase Event or Trigger Event has occurred.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

ACCLAIM ENTERTAINMENT, INC.

By:	/S/ GERARD F. AGOGLIA

Name: Gerard F. Agoglia Title: Chief Financial Officer

U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

By:	/S/ PATRICK J. CROWLEY

Name: Patrick J. Crowley Title: Vice President

SCHEDULE I

Indebtedness Referred to in Clause (1)

of the Definition of “Permitted Indebtedness”

Description	Amount
GMAC Debt Facility limit, plus	$5,000,000

I-1

SCHEDULE II

Certain Pledged Securities*

Capital Stock of Acclaim Distribution, Inc.

Class of Stock: Common Stock

Par value per share: $.02

Total No. of authorized shares of class or series: 200 shares of common stock

Total No. of outstanding shares of class or series: 200 shares of common stock

Stock certificate No. 1 for 200 shares registered in the name of Acclaim Entertainment, Inc.

Restrictive Legend: 1933 Act legend for unregistered securities. Legend stating that the securities are subject to a pledge to the Company’s lender.

Capital Stock of LJN Toys, Ltd.

Class of Stock: Common Stock

Par value per share: $.02

Total No. of authorized shares of class or series: 200 shares of common stock

Total No. of outstanding shares of class or series: 200 shares of common stock

Stock certificate No. 1 for 200 shares registered in the name of Acclaim Entertainment, Inc.

Restrictive Legend: 1933 Act legend for unregistered securities. Legend stating that the securities are subject to a pledge to the Company’s lender.

Capital Stock of Acclaim Entertainment Canada, Ltd.

Class of Stock: Common Stock

Par value per share: $.02

II-1

*	Based upon information and belief on the date hereof and without independent verification.

Total No. of authorized shares of class or series: 200 shares of common stock

Total No. of outstanding shares of class or series: 200 shares of common stock

Stock certificate No. 1 for 200 shares registered in the name of Acclaim Entertainment, Inc.

Restrictive Legend: 1933 Act legend for unregistered securities. Legend stating that the securities are subject to a pledge to the Company’s lender.

Capital Stock of Arena Entertainment, Inc.

Class of Stock: Common Stock

Par value per share: $.02

Total No. of authorized shares of class or series: 200 shares of common stock

Total No. of outstanding shares of class or series: 200 shares of common stock

Stock certificate No. 1 for 200 shares registered in the name of Acclaim Entertainment, Inc.

Restrictive Legend: 1933 Act legend for unregistered securities. Legend stating that the securities are subject to a pledge to the Company’s lender.

*	Based upon information and belief on the date hereof and without independent verification.

II-2

SCHEDULE III

Subordination of Indebtedness

Any Indebtedness to be issued as permitted by clause (viii) of the definition of Permitted Indebtedness in the Supplemental Indenture shall contain the following provisions and no provision inconsistent with the following provisions:

ARTICLE

SUBORDINATION

Section __.1. Agreement of Subordination. The Company covenants and agrees, and each holder of the indebtedness created by this instrument (this “Indebtedness”) by its acceptance hereof or thereof covenants and agrees, expressly for the benefit of holders of Senior Indebtedness, that this Indebtedness shall be issued subject to the provisions of this Article; and each person holding this Indebtedness, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

The payment of the principal of, premium, if any, and interest on this Indebtedness (including, without limitation, upon any redemption or repurchase of this Indebtedness) shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full of all Senior Indebtedness in cash or other payment satisfactory to the holders of such Senior Indebtedness.

No provision of this Article shall prevent the occurrence of any default or event of default with respect to this Indebtedness.

Section __.2. Payments to Holders of this Indebtedness. (a)(1) No payment shall be made with respect to the principal of, premium, if any, or interest on this Indebtedness (including, without limitation, the redemption price with respect to any of this Indebtedness to be called for redemption in accordance with its terms or any repurchase of this Indebtedness or any payment or deposit for defeasance, or in the nature of defeasance, of this Indebtedness) if:

(i) a default in the payment of principal, premium, if any, interest or other obligations in respect of the Senior Indebtedness occurs and is continuing beyond any applicable grace period (a “Payment Default”), unless and until such Payment Default shall have been cured or waived or shall have ceased to exist; or

(ii) a default, other than a Payment Default, on any Senior Indebtedness occurs and is continuing that then permit holders of such Senior Indebtedness to accelerate its maturity and the holder of this Indebtedness (or indenture trustee or other representative thereof) receives a notice of the default (a “Payment Blockage Notice”) from a holder of Senior Indebtedness, a representative of the holder of such Senior

III-1

Indebtedness or the Company (a “Non-Payment Default”).

If the holder of this Indebtedness (or indenture trustee or representative thereof) receives any Payment Blockage Notice pursuant to the immediately preceding clause (ii), no subsequent Payment Blockage Notice shall be effective for purposes of this Section __.2 unless and until (A) at least 365 days shall have elapsed since the initial effectiveness of the immediately prior Payment Blockage Notice and (B) all scheduled payments of principal, premium, if any, and interest on this Indebtedness that have become due and are required by the terms of this Indebtedness to be paid in cash have been paid in full in cash. No Non-Payment Default that existed or was continuing on the date of delivery of any Payment Blockage Notice to the holder of this Indebtedness (or indenture trustee or other representative thereof) shall be, or be made, the basis for a subsequent Payment Blockage Notice, unless such Non-Payment Default is based upon facts or events arising after the date of delivery of such Payment Blockage Notice.

(2) The Company may and shall resume payments on and distributions in respect of this Indebtedness upon:

(i) in the case of a Payment Default, the date upon which any such Payment Default is cured or waived or ceases to exist, or

(ii) in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Payment Blockage Notice is received by the holder of this Indebtedness (or indenture trustee or other representative thereof) if the maturity of such Senior Indebtedness has not been accelerated and no Payment Default with respect to any Senior Indebtedness has occurred which has not been cured or waived (in which case clause (A) shall be applicable),

unless this Article          otherwise prohibits the payment or distribution at the time of such payment or distribution.

(b) A “Reorganization” shall include and mean any dissolution, winding up, total or partial liquidation or reorganization of the Company, or any similar transaction resulting in any payment or distribution of cash, securities or other property (“Distributions”) to creditors, whether voluntary or involuntary or in bankruptcy, insolvency, receivership or similar proceedings.

(c) Upon any Reorganization, all amounts due or to become due upon all Senior Indebtedness shall first be paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or payment thereof provided for in cash or other payment satisfactory to the holders of such Senior Indebtedness, before any Distribution is made to, for, or on account of this Indebtedness or any portion thereof (including, without limitation, any Distribution in connection with a payment of principal, interest or premium or the redemption or repurchase of all or any portion of this Indebtedness or any payment or deposit for defeasance, or in the nature of defeasance, of this Indebtedness).

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(d) Upon any Reorganization, all Distributions on account of this Indebtedness shall be made by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent, assignee for the benefit of creditors or other person making such Distribution directly to the holders of Senior Indebtedness (pro rata to such holders on the basis of the respective amounts of Senior Indebtedness held by such holders, or as otherwise required by law or a court order or the terms of any subordination as between or among such Senior Indebtedness) or their respective representative or representatives, as their respective interests may appear, to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness, before any Distribution is made on account of this Indebtedness.

(e) In the event that, notwithstanding the foregoing, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of set-off or otherwise), prohibited by the foregoing, shall be received by any holder of this Indebtedness (or indenture trustee or other representative thereof), whether from the Company or from the holder (or indenture trustee or other representative thereof) of any indebtedness subordinated to this Indebtedness or otherwise, before all Senior Indebtedness is paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, or provision is made for such payment in accordance with its terms in cash or other payment satisfactory to the holders of such Senior Indebtedness, such payment or distribution shall be held by the recipient or recipients thereof in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Indebtedness or their respective representative or representatives, as their respective interests may appear, as calculated by the Company, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or other payment satisfactory to the holders of such Senior Indebtedness, after giving effect to any concurrent payment or distribution (or provision therefor) to or for the holders of such Senior Indebtedness.

(f) In the event of the acceleration of this Indebtedness because of an event of default or any amount of principal of or premium on this Indebtedness becomes due prior to the maturity date of this Indebtedness, no payment or distribution shall be made to any holder of this Indebtedness (or indenture trustee or other representative thereof) in respect of the principal of, premium, if any, or interest on this Indebtedness (including, without limitation, any redemption or repurchase price of any of this Indebtedness called for redemption in accordance with its terms or submitted for redemption or repurchase at the option of the holder of this Indebtedness in accordance with its terms, as the case may be, or any payment or deposit for defeasance, or in the nature of defeasance, of this Indebtedness), until all Senior Indebtedness has been paid in full in cash or other payment satisfactory to the holders of such Senior Indebtedness or such acceleration is rescinded in accordance with the terms of this Indebtedness. If payment of this Indebtedness is accelerated because of an event of default, the Company, the holder of this Indebtedness (or indenture trustee or other representative thereof) shall promptly notify holders of the Senior Indebtedness of such acceleration.

(g) Except as shall be specifically prohibited by this Section _.2, nothing contained in this Article shall prevent the Company from making any scheduled payment of principal of or premium, if any, or interest on this Indebtedness.

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Section __.3. Subrogation of this Indebtedness. Subject to the payment in full of all Senior Indebtedness in cash or other payment satisfactory to the holders of such Senior Indebtedness, the rights of the holders of this Indebtedness shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Indebtedness pursuant to the provisions of this Article (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Indebtedness to substantially the same extent as this Indebtedness is subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Indebtedness to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on this Indebtedness shall be paid in full; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Indebtedness of any cash, property or securities to which the holders of this Indebtedness would be entitled except for the provisions of this Article, and no payment over pursuant to the provisions of this Article, to or for the benefit of the holders of Senior Indebtedness by holders of this Indebtedness (or indenture trustee or other representative thereof), shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the holders of this Indebtedness, be deemed to be a payment by the Company to or on account of the Senior Indebtedness; and no payments or distributions of cash, property or securities to or for the benefit of the holders of this Indebtedness pursuant to the subrogation provisions of this Article, which would otherwise have been paid to the holders of Senior Indebtedness, shall be deemed to be a payment by the Company to or for the account of this Indebtedness.

Section __.4. Provisions Solely to Define Relative Rights. It is understood that the provisions of this Article are and are intended solely for the purposes of defining the relative rights of the holders of this Indebtedness, on the one hand, and the holders of the Senior Indebtedness, on the other hand. Nothing contained in this Article or in the terms of this Indebtedness is intended to or shall impair, as among the Company, its creditors other than the holders of Senior Indebtedness, and the holders of this Indebtedness, the obligation of the Company, which is absolute and unconditional, to pay to the holders of this Indebtedness the principal of (and premium, if any) and interest on this Indebtedness as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the holders of this Indebtedness and creditors of the Company other than the holders of the Senior Indebtedness, nor shall anything herein or therein prevent any holder of this Indebtedness from exercising all remedies otherwise permitted by applicable law upon default under this Indebtedness, subject to the rights, if any, under this Article of the holders of Senior Indebtedness in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section __.5. Reliance on Judicial Order or Certificate of Liquidating Agent. Upon any payment or distribution of assets of the Company referred to in this Article, the holders of this Indebtedness shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, custodian, agent, assignee for the

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benefit of creditors, or other person making such payment or distribution, delivered to the holders of this Indebtedness (or indenture trustee or other representative thereof), for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.

Section __.6. No Impairment of Subordination. No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of the Notes or the documents, agreements and instruments relating thereto or to this Indebtedness, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

Section __.7. Certain Conversions Deemed Payment. If this Indebtedness is convertible into securities of the Company, for the purposes of this Article only, (1) the issuance and delivery of junior securities upon conversion of this Indebtedness in accordance with such conversion rights shall not be deemed to constitute a payment or distribution on account of the principal of (or premium, if any) or interest on this Indebtedness or on account of the purchase or other acquisition of this Indebtedness, and (2) the payment, issuance or delivery of cash, property or securities (other than junior securities) upon conversion of this Indebtedness shall be deemed to constitute payment on account of the principal of (and premium, if any) and interest on this Indebtedness. For the purposes of this Section, the term “junior securities” means (a) shares of any stock of any class of the Company, (b) securities of the Company that are subordinated in right of payment to all Senior Indebtedness to substantially the same extent as, or to a greater extent than, this Indebtedness is so subordinated as provided in this Article and (c) securities, if any, into which this Indebtedness becomes convertible in connection with any business combination transaction if so provided in the terms of this Indebtedness. Nothing contained in this Article or elsewhere in the terms of this Indebtedness is intended to or shall impair, as among the Company, its creditors other than holders of Senior Indebtedness and the holders of this Indebtedness, the right, if any, which is absolute and unconditional, of the holder of this Indebtedness, if by the terms of this Indebtedness this Indebtedness is convertible into securities of the Company, to convert this Indebtedness in accordance with the terms of this Indebtedness.

Section __.8 Senior Indebtedness Entitled to Rely. The holders of Senior Indebtedness shall have the right to rely upon this Article, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

Section __.9 Definitions. As used in this Article, the following terms shall have the following meanings:

“Company” means Acclaim Entertainment, Inc., a Delaware corporation, and shall include its successors and assigns.

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“Indenture” shall have the meaning provided in the Notes.

“Note Purchase Agreement” means the Note Purchase Agreement, dated February 17, 2004, by and between the Company and the buyer named therein, as amended from time to time.

“Notes” means the 9% Senior Subordinated Convertible Notes due 2007 at any one time outstanding not in excess of the original aggregate authorized amount of $25,000,000, issued by the Company pursuant to the Note Purchase Agreement, including any such notes issued upon transfer thereof or in lieu of any such notes that are mutilated, destroyed, lost or stolen.

“Senior Indebtedness” means the principal of, premium, if any, and interest on (including any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), and any other payment (including, without limitation, the Repurchase Price (as defined in the Indenture)) due pursuant to, any of the following, whether outstanding at the time of issuance of this Indebtedness or thereafter incurred or created:

(a) the Notes; and

(b) all renewals, extensions, refundings, deferrals, amendments or modifications of the Notes;

unless in the case of any such renewal, extension, refunding, amendment, modification or supplement, the instrument or other document creating or evidencing the same or the assumption or guarantee of the same expressly provides that such renewal, extension, refunding, amendment, modification or supplement is not superior in right of payment to, or is pari passu with, this Indebtedness.

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